EXHIBIT 4.241

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
(RENTAL CAR ASSET BACKED VARIABLE FUNDING NOTES, SERIES 2010-3)

among

RENTAL CAR FINANCE CORP.,
as Seller,

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer,

THE CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE MANAGING AGENTS FROM TIME TO TIME PARTY HERETO,

and

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

dated as of September 29, 2011

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS	2

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Definitional Provisions.	9

ARTICLE II. PURCHASES; PAYMENTS	10

Section 2.01	Advances.	10
Section 2.02	Advance Procedures.	11
Section 2.03	Extension of Expiration Date	12
Section 2.04	Reduction or Increase of Series 2010-3 Maximum Invested Amount or Group Funding Limits; Decreases.	13
Section 2.05	Calculation of Series 2010-3 Interest Amount, Fees.	14
Section 2.06	Notification as to Purchasers, Certificate Rates, Liquidity Puts and CP Disruption Events.	14
Section 2.07	Increased Capital Costs.	16
Section 2.08	Eurodollar Lending Unlawful	17
Section 2.09	Deposits Unavailable	17
Section 2.10	Increased or Reduced Costs, etc	18
Section 2.11	Funding Losses	18
Section 2.12	Taxes	19
Section 2.13	Indenture Carrying Charges	20

ARTICLE III. CLOSING	20

Section 3.01	Closing	21
Section 3.02	Transactions Effected at the Closing	21

ARTICLE IV. CONDITIONS PRECEDENT	21

Section 4.01	Conditions Precedent to the Initial Advance	21
Section 4.02	Conditions Precedent to All Advances	22

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF RCFC	24

Section 5.01	Related Documents	24
Section 5.02	Authority, etc.	24
Section 5.03	Series 2010-3 Notes	25
Section 5.04	Litigation	25
Section 5.05	The Group VII Collateral	25
Section 5.06	Taxes, etc.	25
Section 5.07	Authorization	25
Section 5.08	Financial Condition of RCFC	25
Section 5.09	Securities Act	26
Section 5.10	Investment Company Act	26
Section 5.11	Full Disclosure	26
Section 5.12	Amortization Events	26

i

Section 5.13	Related Documents	26

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF DTAG	26

Section 6.01	Master Lease	26
Section 6.02	Authority, etc..	26
Section 6.03	Litigation	27
Section 6.04	Taxes, etc.	28
Section 6.05	Financial Condition of DTAG	28
Section 6.06	Full Disclosure	28
Section 6.07	Financial Statements	28

ARTICLE VII. REPRESENTATIONS, WARRANTIES AND COVENANTS WITH RESPECT TO THE PURCHASER PARTIES	28

Section 7.01	Securities Act	29

ARTICLE VIII. COVENANTS OF RCFC AND DTAG	30

Section 8.01	Access to Information	30
Section 8.02	Security Interests; Further Assurances	31
Section 8.03	Covenants	31
Section 8.04	Amendments.	31
Section 8.05	Information from DTAG	32
Section 8.06	Principal Office	32
Section 8.07	Additional Series of Notes	32
Section 8.08	Cash Audits	33
Section 8.09	Margin Stock	33
Section 8.10	Principal Payments	33
Section 8.11	Back-up Disposition Agent Agreement	33
Section 8.12	Independent Directors	33
Section 8.13	Additional Permitted Investments	34
Section 8.14	Fleet Report	34
Section 8.15	Monthly Vehicle Statements	34
Section 8.16	Weekly Vehicle Statements	34
Section 8.17	Demand Note	35
Section 8.18	Title Audit	35

ARTICLE IX. ADDITIONAL COVENANTS	35

Section 9.01	Legal Conditions to Closing	35
Section 9.02	Expenses	35
Section 9.03	Mutual Obligations	35
Section 9.04	Consents, etc.	35

ARTICLE X. INDEMNIFICATION	35

Section 10.01	Indemnification.	35
Section 10.02	Procedure	37
Section 10.03	Defense of Claims	37

ii

Section 10.04	Costs, Expenses and Increased Costs under Agreement and Program Facility	37

ARTICLE XI. THE ADMINISTRATIVE AGENT; THE MANAGING AGENTS	38

Section 11.01	Authorization and Action	38
Section 11.02	Agent’s Reliance, etc.	39
Section 11.03	Administrative Agent, Managing Agents and Affiliates	39
Section 11.04	Indemnification	40
Section 11.05	Advance Decision	40
Section 11.06	Successor Agents	40

ARTICLE XII. MISCELLANEOUS	41

Section 12.01	Amendments.	41
Section 12.02	Notices	41
Section 12.03	No Waiver; Remedies	42
Section 12.04	Binding Effect; Assignability.	42
Section 12.05	Provision of Documents and Information	47
Section 12.06	GOVERNING LAW	47
Section 12.07	No Proceedings.	47
Section 12.08	Execution in Counterparts	48
Section 12.09	No Recourse	48
Section 12.10	Limited Recourse	48
Section 12.11	Term; Survival	48
Section 12.12	Tax Characterization	49
Section 12.13	Severability; Series 2010-3 Note Rate Limitation	49
Section 12.14	Headings	49
Section 12.15	Submission to Jurisdiction	50
Section 12.16	Characterization as Related Document; Entire Agreement	50
Section 12.17	Confidentiality.	50
Section 12.18	Additional Ownership Groups	52

EXHIBIT A	Form of Borrowing Request
EXHIBIT B-1	Form of Reduction of Series 2010-3 Maximum Principal Amount Request
EXHIBIT B-2	Form of Reduction of Series 2010-3 Invested Amount Notice
EXHIBIT C	Addendum To Agreement
EXHIBIT D	Form of Assignment and Assumption Agreement

SCHEDULE I	Addresses for Notice
SCHEDULE II	Group Funding Limits
SCHEDULE III	Purchaser Percentages
SCHEDULE IV	Litigation Claims
SCHEDULE V	Effect of Amendment and Restatement of Series 2010-3 Notes

iii

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of September 29, 2011 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG” or, in its capacity as master servicer under the Master Lease referred to below, the “Master Servicer”), the entities from time to time party hereto as Conduit Purchasers, the entities from time to time party hereto as Committed Purchasers, the entities from time to time party hereto as Managing Agents, and the Administrative Agent named herein.

BACKGROUND

1.           RCFC has previously entered into (a) the Series 2010-3 Supplement, dated as of October 28, 2010 (as amended, supplemented, restated or otherwise modified in accordance with the terms thereof prior to the date hereof, the “Original Series 2010-3 Supplement”), between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation, as the Trustee (in such capacity, together with its successors in trust in such capacity, the “Trustee”), to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture” and, together with the Series 2010-3 Supplement (as defined below), the “Series 2010-3 Indenture”), between RCFC and the Trustee, (b) the Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of October 28, 2010 (as amended, supplemented, restated or otherwise modified in accordance with the terms thereof prior to the date hereof, the “Original Master Lease”), among RCFC, as lessor, the parties identified therein as the Lessees and Servicers, those additional Permitted Lessees, from time to time becoming Lessees and Servicers thereunder, and DTAG, as Guarantor and Master Servicer, and (c) the other Related Documents (such term, as with the other capitalized terms used herein, shall have the meaning assigned thereto in Section 1.01 hereof) to which RCFC is a party.

2.           Section 12.01 of the Original Note Purchase Agreement permits the Master Servicer, RCFC, the Administrative Agent, each Managing Agent, each Conduit Purchaser and each Committed Purchaser to amend the Original Note Purchase Agreement. Such parties intend to change certain terms of the financing facility and amend and restate the Original Note Purchase Agreement in its entirety.

3.           Contemporaneously with the execution and delivery of this Agreement, (i) RCFC and the Trustee have entered into the Amended and Restated Series 2010-3 Supplement, of even date herewith (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2010-3 Supplement”) to the Base Indenture (the Base Indenture together with the Series 2010-3 Supplement, the “Indenture”) and (ii) RCFC, the parties identified therein as the Lessees and Servicers and DTAG and Master Servicer have entered into the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII) (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Master Lease”).

 4.           Pursuant to the Original Note Purchase Agreement and the Original Series 2010-3 Supplement, RCFC has issued the Rental Car Asset Backed Variable Funding Notes, Series 2010-3 (such Initial Series 2010-3 Notes, as amended and restated as of the date hereof pursuant to the Series 2010-3 Supplement, the “Series 2010-3 Notes”) in favor of each Managing Agent, for the benefit of the Purchasers in the related Ownership Group.  Subject to the terms and conditions of this Agreement, each Purchaser will exchange its Initial Series 2010-3 Note for a Series 2010-3 Note and is willing to make Advances from time to time to fund purchases of some or all of the Series 2010-3 Invested Amount in an aggregate outstanding amount up to the amount set forth next to its name on Schedule III to this Agreement until the Expiration Date, or, if earlier, the commencement of the Series 2010-3 Rapid Amortization Period.  DTAG has joined in this Agreement to confirm and make certain representations, warranties and covenants for the benefit of the Purchasers and the Administrative Agent.

NOW THEREFORE, in consideration of the premises and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01 Certain Defined Terms.  As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Series 2010-3 Supplement and (ii) the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the “Definitions List”); provided, that if any capitalized term used but not defined herein has a meaning assigned to such term in the Series 2010-3 Supplement and the Definitions List, then the meaning assigned to such term in the Series 2010-3 Supplement shall apply herein.  All references to (i) any agreement shall include amendments, restatements, modifications and supplements thereto, (ii) any applicable law or specific provision thereof shall include amendments, supplements and successors thereto, and (iii) any Person shall include such Person’s successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities, in each case except as otherwise provided herein.

In addition, the following terms shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Acquiring Ownership Group” has the meaning specified in Section 12.04(d).

“Addendum” means an addendum to this Agreement, in substantially the form of Exhibit C hereto, pursuant to which an Additional Ownership Group becomes a party to this Agreement.

“Additional Amounts” means all amounts owed by RCFC, without duplication, (i) pursuant to Sections 2.07, 2.10, 2.11 and 2.12 and Article X hereof and (ii) pursuant to the Fee Letters (other than the “Facility Fee” referred to therein).

“Additional Ownership Group” has the meaning specified in the definition of Ownership Group.

“Administrative Agent” means Deutsche Bank AG, New York Branch in its capacity as administrative agent for the Purchasers and any successor thereto appointed pursuant to Section 11.06 hereof.

“Administrative Agent’s Fee Letter” means that certain letter agreement entered into on the Series 2010-3 Original Closing Date between RCFC and the Administrative Agent setting forth the administration fee payable by RCFC in connection with this Agreement.

“Advance” has the meaning specified in Section 2.01.

“Advance Date” means the date on which an Advance occurs.

“Affected Person” has the meaning specified in Section 2.10.

“Applicable Indemnifying Party” has the meaning specified in Section 10.02 hereof.

“Applicable Pro Rata Share” means, at any time of determination with respect to any Ownership Group, a fraction, the numerator of which is the unused (or, if applicable for purposes of Section 2.04(b) hereof, the calculation of the Applicable Margin under the Series 2010-3 Supplement or the calculation of the applicable Facility Fee Rates under the Facility Fee Letter, used) Group Funding Limit of such Ownership Group at such time and the denominator of which is the sum of the unused (or, if applicable for purposes of Section 2.04(b) hereof, the calculation of the Applicable Margin under the Series 2010-3 Supplement or the calculation of the applicable Facility Fee Rates under the Facility Fee Letter, used) Group Funding Limits for all Ownership Groups at such time.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D pursuant to which a permitted assignee may become a party to this Agreement.

“Base Indenture” has the meaning set forth in the recitals hereto.

“BNS” has the meaning specified in the definition of Ownership Group.

“BNS Ownership Group” has the meaning specified in the definition of Ownership Group.

“Borrowing” has the meaning specified in Section 2.01(c) hereof.

“Borrowing Request” means a written request substantially in the form of Exhibit A hereto.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case adopted, issued or occurring after the Series 2010-3 Restatement Closing Date or (b) any request, guideline or directive (whether or not have the force of law) from any Governmental Authority or any arbitrator or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, made, issued or occurring after the Series 2010-3 Restatement Closing Date.

“Closing” has the meaning specified in Section 3.01 hereof.

“Commercial Paper” means, with respect to any Conduit Purchaser, promissory notes of such Conduit Purchaser issued by such Conduit Purchaser in the commercial paper market.

“Commission” has the meaning specified in Section 7.01 hereof.

“Committed Purchaser” means each entity identified as such under the heading “Committed Purchaser” on Schedule III hereof (as such Schedule III may from time to time be revised in accordance with this Agreement) and each of its assigns (with respect to its commitment to make Advances) that shall become a party to this Agreement as Committed Purchaser by execution of an Assignment and Assumption Agreement and (if applicable) an Addendum, pursuant to Section 12.04 hereof, and such other purchasers as shall become parties to this Agreement as Committed Purchasers by execution of an Addendum pursuant to Section 12.18 hereof.

“Conduit Assignee” means, with respect to any Conduit Purchaser, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Managing Agent with respect to such Conduit Purchaser or any Affiliate of such Managing Agent, in each case, designated by such Managing Agent to accept an assignment from such Conduit Purchaser of all or a portion of its interest in the Series 2010-3 Invested Amount pursuant to Section 12.04(c).

“Conduit Purchaser” means each entity identified as such under the heading “Conduit Purchaser” on Schedule III hereof (as such Schedule III may from time to time be revised in accordance with this Agreement) and each permitted commercial paper conduit assign that shall become a party to this Agreement as a Conduit Purchaser by execution of an Assignment and Assumption Agreement and/or an Addendum pursuant to Section 12.04 hereof, and such other purchasers as shall become parties to this Agreement as Conduit Purchasers by execution of an Addendum pursuant to Section 12.18 hereof.

“Confidential Information” means information that RCFC, DTAG or the applicable Lessee furnishes to any Purchaser Party (or its agents or representatives), but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by such Purchaser Party or other Person to which such Purchaser Party delivered such information,

(ii) that was in the possession of such Purchaser Party prior to its being furnished to such Purchaser Party by RCFC, DTAG or the applicable Lessee or (iii) that is or becomes available to a Purchaser Party from a source other than RCFC, DTAG or the applicable Lessee; provided, that, with respect to clauses (ii) and (iii) such source is not (1) bound by a confidentiality agreement with RCFC, DTAG or the applicable Lessee, as the case may be, or (2) otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

“CP Disruption Event” means, with respect to a Conduit Purchaser, that (a) such Conduit Purchaser is unable to raise funds through the issuance of Commercial Paper or (b) the Managing Agent for such Conduit Purchaser’s Ownership Group reasonably believes that it is inadvisable or impermissible for such Conduit Purchaser to raise funds through the issuance of Commercial Paper; provided, that, a CP Disruption Event with respect to a Conduit Purchaser shall cease to exist, in the case of clause (a) when such Conduit Purchaser becomes able to raise funds through the issuance of Commercial Paper, and in the case of clause (b) when such Managing Agent reasonably believes it is advisable or permissible, as the case may be, for such Conduit Purchaser to raise funds through the issuance of Commercial Paper.

“Deutsche Bank” has the meaning specified in the definition of Ownership Group.

“Deutsche Bank Ownership Group” has the meaning specified in the definition of Ownership Group.

“DTAG” has the meaning set forth in the preamble hereto.

“Expiration Date” means the Payment Date occurring in September 2013, as such date may be extended by agreement in writing of the parties hereto.

“Facility Fee” means the fees payable to the Managing Agents for the account of the respective Ownership Groups as specified in the Facility Fee Letter.

“Facility Fee Letter” means that certain fee letter entered into on the date hereof between RCFC, the Managing Agents and the Purchasers setting forth certain fees payable by RCFC in connection with this Agreement.

“Fee Letters” means each letter agreement entered into from time to time among RCFC, and one or more of the Managing Agents and/or the Purchasers, the Administrative Agent or any other Affiliate of Deutsche Bank AG, setting forth certain fees payable by RCFC in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the Facility Fee Letter, the Administrative Agent’s Fee Letter and the Up-Front Fee Letter.

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or other administrative or regulatory body.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Group Funding Limit” means, with respect to each Ownership Group, the amount identified as such in Schedule II, as reduced or increased pursuant to Section 2.04, Section 12.01 or Section 12.18 hereof.

“Indemnified Party” means any Purchaser, any Managing Agent, the Administrative Agent or any of their officers, directors, employees, agents, representatives or Affiliates.

“Ineligible Assignee/Participant” means any Person, including such Person’s Affiliates or franchisees, that is directly or indirectly engaged in the vehicle rental industry; provided, that, for the avoidance of doubt, a person that provides financing to a Person engaged in the vehicle rental industry shall not be considered to be directly or indirectly engaged in the vehicle rental industry as a result of such financing for purposes of this definition.

“Initial Series 2010-3 Notes” means, collectively, (i) a Series 2010-3 Note issued on the Series 2010-3 Original Closing Date in the name of Deutsche Bank, as Managing Agent for the Deutsche Bank Ownership Group, (ii) a Series 2010-3 Note issued on the Series 2010-3 Original Closing Date in the name of BNS, as Managing Agent for the BNS Ownership Group, (iii) a Series 2010-3 Note issued on the Series 2010-3 Original Closing Date in the name of JPMorgan, as Managing Agent for the JPMorgan Ownership Group, and (iv) a Series 2010-3 Note issued on the Series 2010-3 Original Closing Date in the name of RBS, as Managing Agent for the RBS Ownership Group.

“JPMorgan” has the meaning specified in the definition of Ownership Group.

“JPMorgan Ownership Group” has the meaning specified in the definition of Ownership Group.

“Liquidity Put” means the sale by a Conduit Purchaser, pursuant to its Program Support Agreement, to one or more of its Program Support Providers of an interest in such Conduit Purchaser’s interest in the Series 2010-3 Note funded or maintained by it at the time of such sale.

“Managing Agent” means, with respect to any Ownership Group, the entity identified as such under the heading “Managing Agent” on Schedule III hereof (as such Schedule III may from time to time be revised by the parties to this Agreement) and such other Persons as shall become parties to this Agreement as Managing Agents by execution of an Addendum pursuant to Section 12.18 hereof, and any successor thereto appointed in accordance with Section 11.06 hereof.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

“Master Lease” has the meaning set forth in the recitals hereto.

“Master Servicer” has the meaning set forth in the preamble hereto.

“Ownership Group” means each of the following groups of Purchasers:

(i)           Deutsche Bank AG, acting through its New York Branch (“Deutsche Bank”), Saratoga Funding Corp., LLC, and any other Conduit Purchaser administered by Deutsche Bank or any of Deutsche Bank’s Affiliates (collectively, the “Deutsche Bank Ownership Group”);

(ii)           The Bank of Nova Scotia, acting through its New York Agency (“BNS”), Liberty Street Funding LLC, and any other Conduit Purchaser administered by BNS or any of BNS’s Affiliates (collectively, the “BNS Ownership Group”);

(iii)           JPMorgan Chase Bank, N.A. (“JPMorgan”), Jupiter Securitization Company LLC, and any other Conduit Purchaser administered by JPMorgan or any of JPMorgan’s Affiliates (collectively, the “JPMorgan Ownership Group”);

(iv)           The Royal Bank of Scotland plc (“RBS”) and any Conduit Purchaser administered by RBS or any of RBS’s Affiliates (collectively, the “RBS Ownership Group”); and

(v)           Each Managing Agent and its related Conduit Purchasers and/or Committed Purchasers as shall become parties to this Agreement after the date hereof pursuant to Section 12.04 or Section 12.18 (each such group, an “Additional Ownership Group”).

By way of example and for avoidance of doubt, each of the Deutsche Bank Ownership Group, the BNS Ownership Group, the JPMorgan Ownership Group, the RBS Ownership Group and any Additional Ownership Group is a separate Ownership Group.  Except as otherwise provided in Section 12.04 hereof, any permitted assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser.  A Committed Purchaser may belong to more than one Ownership Group at a time.

“Original Series 2010-3 Supplement” has the meaning set forth in the recitals hereto.

“Program Support Agreement” means any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Program Support Provider of an interest in its interest in any Series 2010-3 Note and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s asset-backed commercial paper conduit securitization program

(whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations of such Conduit Purchaser arising under or in connection with such Conduit Purchaser’s asset-backed commercial paper conduit securitization program.

“Purchaser Parties” means, collectively, the Purchasers, the Managing Agents and the Administrative Agent.

“Purchaser Percentage” of any Committed Purchaser means (a) with respect to a Committed Purchaser that is a party hereto on the date hereof, the percentage set forth on Schedule III to this Agreement (as such Schedule III may from time to time be revised by the parties to this Agreement) as such Committed Purchaser’s Purchaser Percentage, or such percentage as subsequently modified by any Assignment and Assumption Agreement or Addendum entered into by such Committed Purchaser pursuant to Section 12.04 or 12.18, respectively, or (b) with respect to a Person that becomes a Committed Purchaser after the date hereof pursuant to an Assignment and Assumption Agreement, an Addendum or an amendment hereto, the percentage set forth therein as such Committed Purchaser’s Purchaser Percentage, or such percentage as subsequently modified by any Assignment and Assumption Agreement or Addendum pursuant to Section 12.04 or 12.18, respectively, or as otherwise modified pursuant to the terms of this Agreement.  For the avoidance of doubt, the Purchaser Percentages of all Committed Purchasers shall at all times equal 100%.

“Purchasers” means the Conduit Purchasers and the Committed Purchasers and, to the extent applicable in accordance with Section 12.04, the Program Support Provider.

“RBS” has the meaning specified in the definition of Ownership Group.

“RBS Ownership Group” has the meaning specified in the definition of Ownership Group.

“RCFC” has the meaning set forth in the preamble hereto.

“Reference Lender” means, with respect to an Affected Person, the related Managing Agent.

 “Series 2010-3 Base Rate Tranche” means, with respect to any Series 2010-3 Note, that portion of the Series 2010-3 Invested Amount purchased or maintained with Advances that bear interest by reference to the Base Rate.

“Series 2010-3 CP Tranche” means, with respect to any Series 2010-3 Note, that portion of the Series 2010-3 Invested Amount purchased or maintained with Advances that bear interest by reference to the CP Rate.

“Series 2010-3 Daily/30 Day Tranche” means, with respect to any Series 2010-3 Note, that portion of the Series 2010-3 Invested Amount purchased or maintained with Advances that bear interest by reference to the Daily/30 Day LIBOR Rate.

“Series 2010-3 Eurodollar Tranche” means, with respect to any Series 2010-3 Note, that portion of the Series 2010-3 Invested Amount purchased or maintained with Advances that bear interest by reference to the Eurodollar Rate.

“Series 2010-3 Indenture” has the meaning set forth in the recitals hereto.

“Series 2010-3 Notes” has the meaning set forth in the recitals hereto.

“Series 2010-3 Supplement” has the meaning set forth in the recitals hereto.

“Series Documents” means the Fee Letters among RCFC, and one or more of the Managing Agents, the Purchasers and/or the Administrative Agent, the Series 2010-3 Indenture, the Master Collateral Agency Agreement, this Agreement, the Master Lease and any other Related Document.

“Servicer Audit Report” means a report by a firm of certified public accountants indicating that such firm has examined the most recently delivered Monthly Noteholders’ Statement and expressing such firm’s opinion that (a) the data reported, and calculations set forth, in such Monthly Noteholders’ Statement are the data required to be reported, and the calculations required to be made, in accordance with the terms of the Series 2010-3 Supplement and the other Related Documents and (b) the data reported in such Monthly Noteholders’ Statement accurately reflects the data contained in the Master Servicer’s systems and other applicable source records.

“Third Party Claim” has the meaning specified in Section 10.02 hereof.

“Trustee” has the meaning set forth in the recitals hereto.

“Up-Front Fee Letter” means that certain fee letter dated as of the date hereof, by and among RCFC, the Committed Purchasers and the Managing Agents, setting forth certain fees payable on the Series 2010-3 Restatement Closing Date to the Managing Agents for the account of the Committed Purchasers in connection with this Agreement.

Section 1.02 Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, the Schedules and Exhibits in or to this Agreement unless otherwise specified.

ARTICLE II.
PURCHASES; PAYMENTS

Section 2.01 Advances.

(a) On the terms and subject to the conditions set forth in this Agreement and the Series 2010-3 Supplement, and in reliance on the covenants, representations, warranties and agreements herein set forth, during the Series 2010-3 Revolving Period (i) RCFC from time to time may request that the Purchasers advance funds to purchase or refinance the purchase of some or all of the Series 2010-3 Invested Amount (each, an “Advance”); provided, that RCFC may not request more than four Advances in any calendar month; and (ii) (A) the Conduit Purchasers of an Ownership Group (if any) may fund some or all such Advances of such Ownership Group, and (B) the Committed Purchasers of an Ownership Group shall fund such Advances of such Ownership Group to the extent that the Conduit Purchasers of such Ownership Group do not fund such Advances or if such Ownership Group does not include a Conduit Purchaser.  Each Conduit Purchaser hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Advances made by its Ownership Group through the issuance of such Conduit Purchaser’s Commercial Paper; provided, that (i) no Conduit Purchaser will have any obligation to use such commercially reasonable efforts at any time that (x) an Amortization Event has occurred and is continuing, or (y) the funding of such Advance through the issuance of Commercial Paper would be prohibited by the program documents governing such Conduit Purchaser’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Conduit Purchaser to fund any Advance through the issuance of Commercial Paper, and (iii) notwithstanding anything herein or in any other Related Document to the contrary, at no time will a Conduit Purchaser that is not also a Committed Purchaser be obligated to make Advances hereunder.

(b) Unless the parties hereto otherwise agree, all Advances with respect to an Ownership Group shall be evidenced by a Series 2010-3 Note in the name of the applicable Managing Agent and having a principal balance that varies from time to time to reflect the Advances made by and payments made to (or to the Managing Agent on behalf of) the Purchasers with respect to such Ownership Group.

(c) All Advances on any date shall be allocated (i) with respect to the initial Advances made on the Series 2010-3 Original Closing Date,

to the Series 2010-3 Initial Invested Amount and to each of the Initial Series 2010-3 Notes in accordance with the Applicable Pro Rata Share of each Ownership Group (as in effect at such time); and (ii) thereafter, in accordance with the provisions in Section 4A.2 of the Series 2010-3 Supplement for allocating Increases, to the Series 2010-3 Invested Amount and to each of the Series 2010-3 Notes in accordance with the Applicable Pro Rata Share of each Ownership Group.  Each of the Advances to be made on any date shall be made as part of a single borrowing (each such single borrowing being a “Borrowing”).  Subject to the terms of this Agreement and the Series 2010-3 Supplement, the aggregate principal amount of the Advances and corresponding Series 2010-3 Invested Amount represented by the Series 2010-3 Notes may be increased or decreased from time to time.

Section 2.02 Advance Procedures.

(a) Notice.  RCFC may request Advances by sending each Managing Agent (by facsimile) a Borrowing Request at least three (3) Business Days prior to the proposed Advance Date (or, in the case of the initial Advances under this Agreement, on the related Advance Date).  Each Borrowing Request shall state (i) the applicable Advance Date and (ii) the amount of the requested Advance.  Each Borrowing shall be in a minimum principal amount of two million five hundred thousand dollars ($2,500,000) and integral multiples of one hundred thousand dollars ($100,000) in excess thereof; provided, that a Borrowing may be for an amount equal to the entire remaining Series 2010-3 Maximum Invested Amount even if such amount is less than the minimum principal amount or integral multiple amount, as applicable, set forth in this sentence.

(b) Advances.  Subject to clause (d) below, on each Advance Date identified in a Borrowing Request:  (i) the applicable Conduit Purchasers (unless such Conduit Purchasers do not fund the applicable Borrowing or the related Ownership Group does not include a Conduit Purchaser), shall fund an Increase in the Series 2010-3 Invested Amount in the amount specified in such Borrowing Request; and (ii) to the extent necessary to fully fund such Borrowing, the related Committed Purchasers shall fund the remainder of such Increase in the Series 2010-3 Invested Amount on such Advance Date.  Each Managing Agent agrees to use reasonable efforts to notify RCFC prior to an Advance Date if its related Conduit Purchasers (if any) shall not participate in the Borrowing to be funded on such Advance Date; provided, that the failure of a Managing Agent to so notify RCFC shall not obligate such related Conduit Purchasers to participate in such Borrowing.  Subject to the other provisions of this Agreement, Advances shall be allocated among the Ownership Groups based on their respective Applicable Pro Rata Shares.  For avoidance of doubt, (x) the decision of a particular Conduit Purchaser to decline to participate in a Borrowing shall not obligate any other Conduit Purchasers to decline to participate in a Borrowing, and (y) the decision of a particular Conduit Purchaser to participate in a Borrowing shall not obligate any other Conduit Purchaser to participate in a Borrowing.

(c) Payment of Advances.  Each Managing Agent severally agrees, on behalf of its Ownership Group, in each case pro rata based on the respective Applicable Pro Rata Share of its related Ownership Group, to remit the applicable Advances to RCFC on the related Advance Date not later than 3:00 p.m. New York City time on such Advance Date by wire transfer of immediately available funds in U.S. Dollars to RCFC’s account no. 01419647, ABA# 021001033, maintained at Deutsche Bank Trust Company Americas (ref:  Rental Car Finance Corp. Series 2010-3) (or such other account as may from time to time be specified by RCFC in a notice to each Managing Agent).

(d) Conditions Precedent.  The initial Borrowing and each subsequent Borrowing under this Agreement shall be subject to the applicable conditions precedent set forth in Article IV.  No Committed Purchaser shall be required to make a portion of any Advance to the extent that, after giving effect to such Advance, (A) the portion of the Series 2010-3 Invested Amount funded or maintained by such Committed Purchaser (in each case pursuant to this Agreement) would exceed (B) the excess, if any, of (I) the product of (x) its Purchaser Percentage multiplied by (y) the Series 2010-3 Maximum Invested Amount over (II) the portion of the Series 2010-3 Invested Amount then funded or maintained by the related Ownership Group.

Section 2.03 Extension of Expiration Date.  The parties hereto may mutually agree in writing to the extension of the Expiration Date to a date no later than 364 days following the date of such extension.  Each Managing Agent agrees to use reasonable efforts to notify RCFC and DTAG thirty (30) days prior to the then current Expiration Date if its related Conduit Purchaser(s) (if any) will not extend such Expiration Date; provided, however, that the failure of such Managing Agent to give such notice to RCFC and DTAG shall not affect any Conduit Purchaser’s right to not extend such Expiration Date.  If fewer than all of the Ownership Groups have consented to an extension of the Expiration Date, then RCFC may:

(i) request the reallocation of the Group Funding Limit of each non-extending Ownership Group to the extending Ownership Groups in pro rata shares equal to a fraction, expressed as a percentage, the numerator of which is the Group Funding Limit of such extending Ownership Group at such time and the denominator of which is the sum of the Group Funding Limits of all extending Ownership Groups at such time; provided, however, that RCFC shall not be permitted to request such reallocation after the occurrence and during the continuance of an Amortization Event or a Potential Amortization Event; provided, further, that such reallocation shall be effected by the assignment by the non-extending Ownership Groups of their respective outstanding portions of the Series 2010-3 Invested Amount and rights and obligations under this Agreement in accordance with Section 12.04 hereof;

(ii) obtain a financial institution or institutions to whom the non-extending Ownership Groups shall assign their respective outstanding portions of the Series 2010-3 Invested Amount and rights and obligations under this Agreement in accordance with Section 12.04 hereof; or

(iii) terminate this Agreement and the obligations of the Purchasers to make Advances.

If a financial institution or institutions accept an assignment or assignments from the non-extending Ownership Groups as provided in subparagraph (ii) above on or before the then current Expiration Date, such Expiration Date shall be extended to a date no later than 364 days following such Expiration Date.  No extending Ownership Group shall be required to assume any commitment of any non-extending Ownership Group unless such extending Ownership Group agrees in writing to assume such commitment.  If the extending Ownership Groups do not accept the reallocation of the Group Funding Limit of the non-extending Ownership Groups or the non-extending Ownership Groups fail to assign their respective outstanding portions of the Series 2010-3 Invested Amount and rights and obligations under this Agreement, as provided in subparagraphs (i) and (ii) above, respectively, on or prior to the then current Expiration Date, such Expiration Date shall not be extended.  The Administrative Agent shall promptly notify each Rating Agency of any such extension, or non-extension, of the Expiration Date.

Section 2.04 Reduction or Increase of Series 2010-3 Maximum Invested Amount or Group Funding Limits; Decreases.

(a) RCFC may reduce in whole or in part the Series 2010-3 Maximum Invested Amount or the unused Group Funding Limits of the Ownership Groups (but not below the then outstanding Series 2010-3 Invested Amount) by giving the Administrative Agent and each Managing Agent written notice, substantially in the form of Exhibit B-1 hereto, at least three (3) Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an aggregate amount of one million dollars ($1,000,000) or any integral multiples of one hundred thousand dollars ($100,000) in excess thereof.  Any such reduction in the Series 2010-3 Maximum Invested Amount or unused Group Funding Limits shall be permanent unless a subsequent increase in the Series 2010-3 Maximum Invested Amount or Group Funding Limits is made in accordance with the terms hereof.  Reductions of the respective Group Funding Limits shall be made on a pro rata basis (calculated as set forth in the preceding sentence).  Notwithstanding anything to the contrary in this Agreement, Schedules II and III of this Agreement shall be deemed amended, modified or changed as necessary to give effect to any such agreed reductions (and RCFC and the Administrative Agent may revise Schedules II and III of this Agreement as necessary to reflect any such agreed reductions).

(b) RCFC may request an increase in the Series 2010-3 Maximum Invested Amount and a pro rata increase in the Group Funding Limits (based on the then-current Applicable Pro Rata Share of each Ownership Group) by written notice to the Administrative Agent and each Managing Agent at least thirty (30) days before the date on which such increase is requested to become effective.  If one or more of the Managing Agents do not consent to such requested increase, the related Ownership Groups’ aggregate Applicable Pro Rata Share of the requested increase amount (the “Reoffered Amount”) shall be reoffered to the Managing Agents that consented to such requested increase (the “Consenting Managing Agents”).

The Reoffered Amount (or the portion thereof that the Consenting Managing Agents agree to add to their respective Group Funding Limits) shall be allocated pro rata among the related Consenting Managing Agents’ Ownership Groups unless otherwise agreed by each Consenting Managing Agent.  No such increase shall take effect with respect to an Ownership Group unless the Managing Agent for such Ownership Group consents in writing thereto.  Notwithstanding anything to the contrary in this Agreement, Schedules II and III of this Agreement shall be deemed amended, modified or changed as necessary to give effect to any such agreed increases (and RCFC and the Administrative Agent may revise Schedules II and III of this Agreement as necessary to reflect any such agreed increases).

(c) Whenever the Series 2010-3 Enhancement Amount is less than the Series 2010-3 Minimum Enhancement Amount or an Asset Amount Deficiency exists, then, on the Payment Date immediately following its discovery of such deficiency, RCFC shall decrease the Series 2010-3 Invested Amount as required under Section 4A.3(a) of the Series 2010-3 Supplement and any corresponding payment shall be applied to the Series 2010-3 Notes as provided therein.

(d) Upon at least three (3) Business Days’ prior irrevocable notice in the form of Exhibit B-2 hereto to the Administrative Agent, each Managing Agent and the Trustee in writing, RCFC may voluntarily reduce all or a portion of the Series 2010-3 Invested Amount in accordance with the procedures set forth in Section 4A.3(b) of the Series 2010-3 Supplement and any corresponding payment shall be applied to the Series 2010-3 Notes as provided therein.

Section 2.05 Calculation of Series 2010-3 Interest Amount, Fees.

(a) On each Determination Date, each Managing Agent (i) shall calculate the portion of the Series 2010-3 Interest Amount accrued with respect to its Series 2010-3 Note for the next Payment Date and (ii) shall notify the Master Servicer and RCFC of the same in writing.

(b) RCFC agrees to pay (through instruction to the Trustee) on each Payment Date, in accordance with the terms and provisions of the Series 2010-3 Supplement, the portion of the Series 2010-3 Interest Amount due and payable in respect of the Series 2010-3 Note held by the Managing Agent for each Ownership Group including all amounts payable by RCFC pursuant to the Fee Letters (including the Facility Fee) and any other amounts payable to any other Person pursuant to the Fee Letters (including the Administrative Agent’s Fee Letter).

Section 2.06 Notification as to Purchasers, Certificate Rates, Liquidity Puts and CP Disruption Events.

(a) On each Advance Date, each Managing Agent shall notify the Master Servicer, the Administrative Agent and RCFC as to the Purchasers in the related Ownership Group that made Advances on such Advance Date, including the amounts advanced by each.

(b) Not later than 11:00 a.m., New York City time, on each Determination Date, each Managing Agent shall notify the Master Servicer and RCFC as to the Series 2010-3 Note Rate for all Series 2010-3 Tranche Periods funded by such Managing Agent’s Ownership Group (with, if requested by RCFC, a breakdown of the calculation thereof in respect of the applicable Base Rates, CP Rates, Daily/30 Day LIBOR Rates and Eurodollar Rates), applicable on each day during the period beginning on the Determination Date immediately preceding such Determination Date and ending on the day immediately preceding such Determination Date to each Purchaser in its Ownership Group, and all amounts payable to such Managing Agent and its Ownership Group on the next Payment Date.  The Managing Agent for the Ownership Group for each Conduit Purchaser shall allocate the portion of the Series 2010-3 Invested Amount of such Conduit Purchaser to CP Tranche Periods or, in the case of the JPMorgan Ownership Group, Daily/30 Day LIBOR Rate Tranche Periods, in accordance with the definition thereof in the Series 2010-3 Supplement; provided, that if, after the occurrence of a CP Disruption Event or otherwise, the Committed Purchasers in any Ownership Group are funding or maintaining all or any portion of the Series 2010-3 Invested Amount of such Ownership Group, such portions of the Series 2010-3 Invested Amount shall be allocated to the Series 2010-3 Base Rate Tranche, and the Administrative Agent shall promptly notify RCFC of such allocation.  RCFC may, upon at least three (3) Business Days’ prior written notice to the related Managing Agent, request that such portions of the Series 2010-3 Invested Amount allocated to the Series 2010-3 Base Rate Tranche be allocated to the Series 2010-3 Eurodollar Rate Tranche and that the interest rate applicable thereto be the Eurodollar Rate; provided, that no Eurodollar Tranche Period may end subsequent to the Series 2010-3 Expected Final Payment Date.  Upon the occurrence and during the continuation of an Amortization Event, any Eurodollar Tranche Period may be terminated at the election of the related Managing Agent by notice to RCFC and the Master Servicer, and upon such election the Advances in respect of which interest was calculated by reference to such terminated Eurodollar Tranche Period shall be converted to Series 2010-3 Base Rate Tranches, Series 2010-3 CP Tranches, or, in the case of the JPMorgan Ownership Group, Series 2010-3 Daily/30 Day Tranches, until payment in full of the Series 2010-3 Notes.

(c) At the Closing, the Managing Agent for the RBS Ownership Group shall convert all of the Series 2010-3 Invested Amount of such Ownership Group that is being funded or maintained as Series 2010-3 CP Tranche to a Series 2010-3 Eurodollar Tranche.

If any portion of the Series 2010-3 Invested Amount is funded or maintained at the Eurodollar Rate, RCFC may select the Eurodollar Tranche Period that applies with respect to such portion of the Series 2010-3 Invested Amount.

If RCFC shall fail to select such Eurodollar Tranche Period at least three (3) Business Days prior to the last day of the then applicable Eurodollar Tranche Period and the related portion of the Series 2010-3 Invested Amount is to continue to be funded at the Eurodollar Rate, then the related Managing Agent shall select the Eurodollar Tranche Period that applies with respect to such portion of the Series 2010-3 Invested Amount and shall notify RCFC, the Master Servicer and the Trustee thereof.

(d) Any Managing Agent may exercise a Liquidity Put with respect to any request for Advance or any existing Advance funded by a Conduit Purchaser at any time in its sole discretion.  If any Managing Agent exercises a Liquidity Put with respect to any request for Advance or any existing Advance funded by a Conduit Purchaser, such Managing Agent shall use reasonable efforts to notify the Master Servicer and RCFC of such possibility.  A Managing Agent’s failure to so notify shall not in any way prevent the exercise of a Liquidity Put.  In any event, promptly (but in no event more than one Business Day) after the occurrence of a Liquidity Put or a CP Disruption Event, each applicable Managing Agent shall notify the Master Servicer and RCFC as to the occurrence of such Liquidity Put or CP Disruption Event.

Section 2.07 Increased Capital Costs.

(a) If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or the Advances made by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person to the related Managing Agent and RCFC, RCFC shall, within five (5) Business Days of its receipt thereof, pay to such Managing Agent and such Managing Agent shall pay to such Affected Person such additional amount or amounts sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return.  In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

(b) Any demand for payment of increased costs pursuant to Section 2.07(a) shall include a certificate setting forth in reasonable detail the computation of such increased costs and specifying the basis therefor and such other information as may be reasonably requested by RCFC.  In the absence of manifest error, such certificate shall be conclusive and binding for all purposes.  Each Affected Person shall use reasonable efforts to mitigate the effect upon RCFC of any such increased costs or capital requirements; provided, that it shall not be obligated to take any action that it determines would be disadvantageous to it or inconsistent with its policies.

(c) This Section 2.07 shall not be interpreted or construed to provide indemnification or compensation for reserves or reserve requirements in respect of Eurocurrency liabilities to the extent otherwise covered by the inclusion of reserves or reserve requirements in the definition of Eurodollar Rate.

Section 2.08 Eurodollar or Daily/30 Day LIBOR Lending Unlawful.  If a Purchaser shall reasonably determine and notify the Administrative Agent and the related Managing Agent and RCFC (which determination shall, upon such notice, be conclusive and binding on RCFC absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation after the date hereof makes it unlawful, or any Governmental Authority asserts after the date hereof that it is unlawful, for any such Purchaser to make, continue, or maintain any Advance as, or to convert any such Advance into, the Series 2010-3 Eurodollar Tranche or the Series 2010-3 Daily/30 Day Tranche, the obligation of such Person to make, continue or maintain or convert any Advance as a part of the Series 2010-3 Eurodollar Tranche or the Series 2010-3 Daily/30 Day Tranche shall, upon such determination, forthwith be suspended until such Person shall notify the related Managing Agent and RCFC that the circumstances causing such suspension no longer exist, and such Ownership Group shall immediately convert all such Advances of any such Purchaser into a Series 2010-3 Base Rate Tranche at the end of the then current Eurodollar Tranche Periods or Daily/30 day LIBOR Rate Tranche Periods, as applicable, with respect thereto or sooner, if required by such law or assertion.

Section 2.09 Deposits Unavailable.  If a Purchaser shall have reasonably determined that:

(a) Dollar deposits in the relevant amount and for the relevant Eurodollar Tranche Period or Daily/30 day LIBOR Rate Tranche Period are not available to all related Reference Lenders in the relevant market;

(b) by reason of circumstances affecting all related Reference Lenders’ relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Advances made, continued or maintained at the Eurodollar Rate or Daily/30 Day LIBOR Rate; or

(c) such Purchaser has notified the related Managing Agent and RCFC that, with respect to any interest rate otherwise applicable hereunder to an Advance under the Series 2010-3 Eurodollar Tranche or Series 2010-3 Daily/30 Day Tranche, the Eurodollar Tranche Period or Daily/30 Day LIBOR Rate Tranche Period, as applicable, for which has not then commenced, such interest rate will not adequately reflect the cost to such Purchaser of making, funding, agreeing to make or fund or maintaining such Advance for such Eurodollar Tranche Period or Daily/30 Day LIBOR Rate Tranche Period, as applicable, then, upon notice from such Purchaser to such Managing Agent and RCFC, the obligations of such Purchaser to make or continue any Advance as, or to convert any Advances into, part of the Series 2010-3 Eurodollar Tranche or Series 2010-3 Daily/30 Day Tranche shall forthwith be suspended until such Managing Agent shall notify RCFC that the circumstances causing such suspension no longer exist, and such Ownership Group shall immediately convert all such Advances of any such Purchaser into a Series 2010-3 Base Rate Tranche at the end of the then current Eurodollar Tranche Period or Daily/30 Day LIBOR Rate Tranche Period, as applicable, with respect thereto or sooner, if required for the reasons set forth in clause (a) or (b) above, as the case may be.

Section 2.10 Increased or Reduced Costs, etc.  RCFC agrees to reimburse each Purchaser (each, an “Affected Person”) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person’s capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, part of the Series 2010-3 Eurodollar Tranche that arise in connection with any Change in Law, except for any Changes in Law with respect to increased capital costs and except for any taxes that are governed by Sections 2.07 and 2.12, respectively.  Each such demand shall be provided to the related Managing Agent and RCFC in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return.  Such additional amounts shall be payable by RCFC to such Managing Agent and by such Managing Agent directly to such Affected Person within five (5) Business Days of RCFC’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on RCFC.

Section 2.11 Funding Losses.  If any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of a Liquidity Put or the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Advance as part of the Series 2010-3 CP Tranche, the Series 2010-3 Daily/30 Day Tranche or the Series 2010-3 Eurodollar Tranche (or to convert any portion of the principal amount of any Advance into part of the Series 2010-3 Eurodollar Tranche) as a result of:

(a) any conversion, repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Series 2010-3 CP Tranche, the Series 2010-3 Daily/30 Day Tranche or Series 2010-3 Eurodollar Tranche or the assignment of a portion thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Series 2010-3 CP Tranche, the Series 2010-3 Daily/30 Day Tranche or Series 2010-3 Eurodollar Tranche on a date other than the scheduled last day of the CP Tranche Period, Daily/30 Day LIBOR Rate Tranche Period or Eurodollar Tranche Period applicable thereto;

(b) any Advance not being made as an Advance under the Series 2010-3 CP Tranche, Series 2010-3 Daily/30 Day Tranche or Series 2010-3 Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein (other than as a result of default or failure to perform by any Purchaser Party);

(c) any Advance not being continued as a Series 2010-3 CP Tranche, Series 2010-3 Daily/30 Day Tranche, or Series 2010-3 Eurodollar Tranche, or converted into an Advance under the Series 2010-3 Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein (other than as a result of default or failure to perform by any Purchaser Party); or

(d) any failure of RCFC to reduce the Series 2010-3 Maximum Invested Amount or the unused Group Funding Limits after giving notice thereof pursuant to Section 2.04(a) hereof,

then, upon the written notice of any Affected Person to the related Managing Agent and RCFC, RCFC shall, on the next Payment Date to occur at least five (5) Business Days after its receipt thereof, pay to such Managing Agent and such Managing Agent shall pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on RCFC.

Section 2.12 Taxes.  All payments by RCFC of principal of, and interest on, the Series 2010-3 Notes and all other amounts payable hereunder (including fees) to or on behalf of any Affected Person shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (w) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Agreement), (x) any United States backup withholding tax and (y) with respect to any Affected Person organized under the laws of a jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from RCFC with respect to withholding tax (such non-excluded items being called “Taxes”).

Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from RCFC, such Affected Person or its agent may pay such Taxes and RCFC will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

If RCFC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, RCFC shall indemnify the Affected Person and its agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure.  For purposes of this Section 2.12, any payment made by RCFC to an agent of an Affected Person shall be deemed a payment made by RCFC directly to such Affected Person.

Upon the request of RCFC, each Foreign Affected Person shall execute and deliver to RCFC, prior to the initial due date of any payments to it under the Series 2010-3 Notes and hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as RCFC may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8ECI or Forms W-9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Foreign Affected Person is exempt from withholding or deduction of Taxes.  Each Foreign Affected Person shall (and shall cause other persons acting on its behalf to) take any action (including entering into any agreement with the Internal Revenue Service) and comply with any information gathering and reporting requirements, in each case, that are required to obtain the maximum available exemption from any U.S. federal withholding taxes that is available to payments received by or on behalf of such Foreign Affected Person. RCFC shall not, however, be required to pay any increased amount under this Section 2.12 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12, it shall pay over such refund to RCFC (but only to the extent of indemnity payments made, or additional amounts paid under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that RCFC, upon the request of the Affected Person, agrees to repay the amount paid over to RCFC (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such Governmental Authority. This Section 2.12 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes which it deems confidential) to RCFC or any other Person.

Section 2.13 Indenture Carrying Charges.  Notwithstanding anything to the contrary contained herein, any amounts payable by RCFC under Sections 2.07, 2.10, 2.11, 2.12 and Article X shall constitute Carrying Charges within the meaning of the Series 2010-3 Supplement.

ARTICLE III.
CLOSING

Section 3.01 Closing.  The closing (the “Closing”) of the amendment and restatement of the Initial Series 2010-3 Notes shall take place at the offices of Latham & Watkins in New York, New York on the Series 2010-3 Restatement Closing Date, or if the conditions to closing set forth in Article IV of this Agreement and Section 4A.4 of the Series Supplement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon.

Section 3.02 Transactions Effected at the Closing.  At the Closing (a) each Managing Agent shall return to RCFC its Initial Series 2010-3 Note purchased from RCFC pursuant to the Original Note Purchase Agreement; (b) RCFC shall instruct the Trustee to authenticate and deliver the Series 2010-3 Notes to the relevant Managing Agents, for the benefit of the Purchasers in the related Ownership Group, in replacement of such Initial Series 2010-3 Notes, in the amounts specified for each such Series 2010-3 Noteholder in Schedule V hereto; and (c) the portions of the outstanding Invested Amounts allocable to each such Initial Series 2010-3 Note as in effect immediately prior the Closing shall be re-allocated among the Series 2010-3 Noteholders, by payment from each Ownership Group whose Applicable Pro Rata Share is increasing to the Administrative Agent and from the Administrative Agent to each Ownership Group whose Applicable Pro Rata Share is decreasing, such that upon effectiveness of the amendment and restatement of the Initial Series 2010-3 Notes the portion of the outstanding Invested Amounts allocated to each Series 2010-3 Note shall be in the amount specified for such Series 2010-3 Note in Schedule V hereto.

ARTICLE IV.
CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent.  It is a condition precedent (i) to the effectiveness of this Agreement and (ii) to the obligation of each Purchaser to make any Advance hereunder or to make any payment specified in Section 3.02(c) hereof that as of the Closing, each of the following conditions (any or all of which may be waived with respect to an Ownership Group by the related Managing Agent in its sole discretion) shall be satisfied:

(a) Corporate Documents.  The Managing Agents shall have received copies of (i) the Certificate of Incorporation and By-Laws of RCFC, DTAG and DTG Operations, (ii) board of directors resolutions of RCFC, DTAG and DTG Operations with respect to the transactions contemplated by the Series Documents, and (iii) incumbency certificate of RCFC, DTAG and DTG Operations, each certified by appropriate corporate authorities.

(b) Opinions of Counsel to RCFC, DTAG and DTG Operations.  Counsel to RCFC, DTAG and DTG Operations shall have delivered to the Managing Agents favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization, enforceability, true lease and non-consolidation, perfection and priority matters and such other matters as any Managing Agent shall reasonably request.

(c) Opinion of Counsel to the Trustee.  Counsel to the Trustee shall have delivered to the Managing Agents a favorable opinion, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel.

(d) Uniform Commercial Code Filings.  The Managing Agents shall have received Uniform Commercial Code financing statements, in proper form for filing, as may be necessary to perfect or evidence the assignment by RCFC to the Trustee of its interests in the Group VII Collateral, the proceeds thereof and the security interests granted pursuant to the Series 2010-3 Indenture and the Master Collateral Agency Agreement.

(e) Documents.  The Administrative Agent shall have received the duly executed Administrative Agent’s Fee Letter.  Each Managing Agent shall have received a duly executed counterpart of a Series 2010-3 Note in its name, the other Fee Letters, and each of the Series Documents and each and every document or certification delivered by any party pursuant to Section 4A.4 of the Series 2010-3 Supplement, Section 2.2 of the Base Indenture or this Agreement, and each such document shall be in full force and effect.

(f) Approvals and Consents.  All Governmental Actions of all Governmental Authorities required to be obtained or made by RCFC, DTAG or DTG Operations with respect to the transactions contemplated by the Series Documents and the other documents related thereto shall have been obtained or made.

(g) Fees.  The Managing Agents, the Administrative Agent and any other Affiliate of Deutsche Bank AG shall have received payment of the fees then payable to them pursuant to the Fee Letters

Section 4.02 Conditions Precedent to All Advances.  Each Advance by each Purchaser is subject to the satisfaction at the time of such Advance of the following conditions (any or all of which may be waived with respect to an Ownership Group by the related Managing Agent in its sole discretion):

(a) Series 2010-3 Indenture.  The applicable conditions precedent set forth in Section 4A.2 of the Series 2010-3 Supplement shall have been satisfied in all material respects.

(b) Performance by RCFC, DTAG and DTG Operations.  All the terms, covenants, agreements and conditions of the Series Documents to which they are parties to be complied with and performed by RCFC, DTAG, DTG Operations and any other Permitted Lessee that is then a Lessee under the Master Lease at or before the time of such Advance shall have been complied with and performed in all material respects.

(c) Representations and Warranties.  Each of the representations and warranties of RCFC, DTAG, DTG Operations and any other Permitted Lessee that is then a Lessee under the Master Lease made in the Series Documents to which they are parties shall be true and correct in all material respects as of the time of such Advance (except to the extent they expressly relate to an earlier or later time).

(d) No Actions or Proceedings.  No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, the transactions contemplated by the Series Documents and the documents related thereto in any material respect.

(e) Credit Enhancement.  The sum of (i) the Series 2010-3 Letter of Credit Amount, (ii) the Series 2010-3 Cash Liquidity Amount and (iii) the Series 2010-3 Available Subordinated Amount shall be in an amount at least equal to the Series 2010-3 Minimum Enhancement Amount.

(f) Minimum Series 2010-3 Letter of Credit Amount.  The Series 2010-3 Letter of Credit Amount shall at least equal the Series 2010-3 Minimum Letter of Credit Amount.

(g) Opinion of Counsel to the Letter of Credit Provider. Counsel to the Series 2010-3 Letter of Credit Provider, if a Series 2010-3 Letter of Credit has been delivered on or prior to the date of such Advance, shall have delivered to the Managing Agents favorable opinions as to the validity and enforceability of the Series 2010-3 Letter of Credit on the date the Series 2010-3 Letter of Credit was delivered.

(h) Reports.  Each Managing Agent shall have received copies of the most recent Monthly Noteholders’ Statement provided to the Trustee pursuant to Section 5.4 of the Base Indenture and the most recent Monthly Vehicle Statement provided to RCFC pursuant to Section 24.4(f) of the Master Lease.

(i) Series Documents.  The Series Documents shall be in full force and effect and, at the time of such Advance, all conditions to the issuance of the Series 2010-3 Notes and any Increases under the Series 2010-3 Supplement and under Section 2.2 of the Base Indenture shall have been satisfied.

(j) Revolving Period; Amortization Events. The Series 2010-3 Revolving Period shall not have ended, and with respect to any Group VII Series of Notes no Amortization Event, Liquidation Event of Default, Limited Liquidation Event of Default or Potential Amortization Event, shall have occurred and be continuing or shall result from such Borrowing.

(k) Group Funding Limit.  With respect to a particular Ownership Group, the portion of the Series 2010-3 Invested Amount attributable to such Ownership Group shall not exceed the Group Funding Limit of such Ownership Group (after giving effect to such Advance);

(l) Interest Rate Cap.  RCFC shall have acquired and shall be maintaining in force one or more Series 2010-3 Interest Rate Caps in accordance with the terms of the Series 2010-3 Indenture.

(m) Maximum Manufacturer Percentages.  The percentage of Group VII Vehicles manufactured by each Eligible Manufacturer shall not exceed either the Maximum Manufacturer Percentage of Program Vehicles or Maximum Manufacturer Percentage of Vehicles set forth next to such Eligible Manufacturer’s name on Schedule 1 of the Series 2010-3 Supplement (as amended pursuant to the terms of the Series 2010-3 Indenture from time to time).

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF RCFC

RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of each Advance Date (except to the extent they expressly relate to an earlier or later time), and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in making (or committing to make) each Advance on each Advance Date.

Section 5.01 Related Documents.  The representations and warranties of RCFC set forth in the Base Indenture and any other Related Document are true and correct in all material respects; provided, that for purposes hereof, references in Section 2 of each Assignment Agreement shall be deemed to refer to the applicable Vehicle Disposition Program for the then current model year with respect to such Assignment Agreement.

Section 5.02 Authority, etc.

(a) RCFC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Oklahoma, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and RCFC is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified unless the failure to be so qualified and in good standing would not have a material adverse effect on the interests of the Purchasers.

(b) The issuance, sale, assignment and conveyance of the Series 2010-3 Notes, the performance of RCFC’s obligations under this Agreement and the other Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Series Documents) upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-Laws or any Governmental Rule applicable to RCFC.

(c) No Governmental Action which has not been obtained or made by RCFC is required to be obtained or made by RCFC in connection with the execution and delivery of the Series 2010-3 Notes or any of the Series Documents to which it is a party by RCFC or the consummation by RCFC of the transactions contemplated hereby or thereby.

(d) Each of the Series Documents to which it is a party has been duly authorized, executed and delivered by RCFC, and is the valid and legally binding obligation of RCFC, enforceable against RCFC in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Section 5.03 Series 2010-3 Notes.  The Series 2010-3 Notes have been duly and validly authorized by RCFC, and, when executed and authenticated in accordance with the terms of the Series 2010-3 Indenture, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Series 2010-3 Indenture.

Section 5.04 Litigation.  There is no pending or, to RCFC’s knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Group VII Collateral, any Series Document, the Series 2010-3 Notes or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

Section 5.05 The Group VII Collateral.  The Trustee or the Master Collateral Agent, as applicable, has a first priority perfected security interest in the Group VII Collateral free and clear of all Liens, except for Liens permitted under Section 7.15 of the Base Indenture.

Section 5.06 Taxes, etc.  Any taxes, fees and other charges of Governmental Authorities applicable to RCFC, except for franchise or income taxes, in connection with the execution, delivery and performance by RCFC of the Series Documents to which it is a party or otherwise applicable to RCFC in connection with the transactions contemplated herein or therein have been paid or will be paid by RCFC at or prior to the Series 2010-3 Restatement Closing Date or such Advance Date, as applicable, to the extent then due.

Section 5.07 Authorization. RCFC has authorized the Trustee to authenticate and deliver the Series 2010-3 Notes to the relevant Managing Agents.

Section 5.08 Financial Condition of RCFC.  RCFC is not insolvent or the subject of any voluntary or involuntary bankruptcy proceeding.

Section 5.09 Securities Act.  Assuming the accuracy of the representations of the Purchaser Parties set forth in Section 7.01 and compliance with the provisions of Section 7.01 and assuming there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Series 2010-3 Notes by RCFC to such Purchaser Parties pursuant to and in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act.

Section 5.10 Investment Company Act. RCFC is not an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.11 Full Disclosure.  No written information furnished or to be furnished by RCFC or any of its agents or representatives to the Purchasers, the Administrative Agent or the Managing Agents for purposes of or in connection with this Agreement, including, without limitation, any information relating to the Group VII Collateral is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified; provided, that with respect to any projections or forecasts heretofore or hereafter furnished by or on behalf of RCFC, RCFC represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared.

Section 5.12 Amortization Events.  No Amortization Event, Liquidation Event of Default, Limited Liquidation Event of Default or Potential Amortization Event has occurred and is continuing with respect to any Group VII Series of Notes.

Section 5.13 Related Documents.  RCFC has furnished to the Administrative Agent true, accurate and complete copies of all other Related Documents to which it is a party as of the Series 2010-3 Restatement Closing Date, all of which Related Documents are in full force and effect as of the Series 2010-3 Restatement Closing Date and reflect all amendments or modifications as of such date.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF DTAG

DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of each Advance Date (except to the extent they expressly relate to an earlier or later time), and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in making (or committing to make) each Advance on each Advance Date.

Section 6.01 Master Lease.  Each representation and warranty of DTAG set forth in the Master Lease and each other Related Document to which it is a party (including any representations and warranties made by it as Master Servicer) is true and correct in all material respects as of the date originally made and as of the Series 2010-3 Restatement Closing Date.

Section 6.02 Authority, etc.

(a) Each of DTAG, DTG Operations and any other Permitted Lessee that is then a Lessee under the Master Lease has been duly organized and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and each of DTAG, DTG Operations and any such Permitted Lessee is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified unless the failure to be so qualified and in good standing would not have a material adverse effect on the interests of the Purchasers.

(b) The performance of the obligations of each of DTAG, DTG Operations and any other Permitted Lessee that is then a Lessee under the Master Lease under the Series Documents to which any of them is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Series Documents) upon any of the property or assets of DTAG, DTG Operations or any such Permitted Lessee pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-Laws or any Governmental Rule applicable to DTAG, DTG Operations or any such Permitted Lessee.

(c) No Governmental Action which has not been obtained or made by DTAG, DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease is required to be obtained or made by DTAG, DTG Operations or any such Permitted Lessee in connection with any of the Series Documents to which any of them is a party.

(d) Each of the Series Documents to which any of them is a party has been duly authorized, executed and delivered by DTAG, DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease, and is the valid and legally binding obligation of DTAG, DTG Operations or any such Permitted Lessee, as the case may be, enforceable against DTAG, DTG Operations or any such Permitted Lessee, as the case may be, in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Section 6.03 Litigation.  Except as set forth in Schedule IV hereto, there is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG, DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease before any Governmental Authority or any arbitrator (i) with respect to any Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG, DTG Operations or any such Permitted Lessee, which, in the case of any such action, suit or proceeding with respect to DTAG, DTG Operations or any such Permitted Lessee, if adversely determined, would have a material adverse effect on the ability of DTAG, DTG Operations or any such Permitted Lessee to perform its obligations hereunder or thereunder.

Section 6.04 Taxes, etc.  Any taxes, fees and other charges of Governmental Authorities applicable to DTAG, DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease, except for franchise or income taxes, in connection with the execution, delivery and performance by DTAG, DTG Operations or any such Permitted Lessee of the Series Documents to which any of them is a party or otherwise applicable to DTAG, DTG Operations or any such Permitted Lessee in connection with the transactions contemplated herein or therein have been paid or will be paid by DTAG, DTG Operations or any such Permitted Lessee, as the case may be, at or prior to the Series 2010-3 Restatement Closing Date or such Advance Date, as applicable, to the extent then due.

Section 6.05 Financial Condition of DTAG.  None of DTAG, DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease is insolvent or the subject of any insolvency proceeding.

Section 6.06 Full Disclosure.  No written information furnished or to be furnished by DTAG, DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease or their respective agents or representatives to the Purchasers, the Administrative Agent or the Managing Agents for purposes of or in connection with the Series Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading, in each case as of the date such information was or shall be stated or certified; provided that with respect to any projections or forecasts heretofore or hereafter furnished by or on behalf of DTAG, DTG Operations or any such Permitted Lessee, DTAG represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared.

Section 6.07 Financial Statements.  The audited consolidated balance sheet of Dollar Thrifty Automotive Group, Inc. and its Subsidiaries as of December 31, 2010 and the related statements of income, stockholders equity and cash flows for the year ending on such date (the “Financial Statements”), have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position of Dollar Thrifty Automotive Group, Inc. and its Subsidiaries as of the date thereof and the consolidated results of their operations for the periods covered thereby.

ARTICLE VII.
REPRESENTATIONS, WARRANTIES AND COVENANTS
WITH RESPECT TO THE PURCHASER PARTIES

Each Purchaser Party hereby makes the following representations, warranties and covenants to RCFC and DTAG, as of the Series 2010-3 Restatement Closing Date (in the case of the Administrative Agent) and as of each Advance Date (in the case of each Purchaser Party, provided that no Purchaser Party shall be deemed to make any representation, warranty or covenant as to any Advance Date which occurred prior to the time that it became a Purchaser Party), and RCFC and DTAG shall be deemed to have relied upon such representations, warranties and covenants in entering into this Agreement and in consummating the transactions contemplated by this Agreement (including the issuance of and each Increase in the Series 2010-3 Notes).

Section 7.01 Securities Act.  The Series 2010-3 Notes (or interests therein) acquired by any Purchaser Party pursuant to the Series 2010-3 Original Note Purchase Agreement, as amended and restated by this Agreement and the Series 2010-3 Supplement have been acquired (or, with respect to any Series 2010-3 Notes purchased by any Purchaser pursuant to this Agreement after the Series 2010-3 Restatement Closing Date, will be acquired) for investment only and not with a view to any distribution, resale or other transfer thereof, except as contemplated by the next sentence.  No Purchaser Party will sell or offer to sell or otherwise transfer its interest in any Series 2010-3 Note acquired by it (or any interest therein), except (A) in accordance with the Series 2010-3 Indenture and this Agreement and (B) (i) to RCFC or (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, to a Person who the Purchaser Party reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A.  Each Purchaser Party acknowledges that it has no right to require RCFC to register under the Securities Act, or any other securities law, any Series 2010-3 Note to be acquired by any Purchaser Party pursuant to this Agreement.  Each Purchaser Party shall comply with all applicable federal and state securities laws in connection with any subsequent sale of the Series 2010-3 Notes.

Each Purchaser Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series 2010-3 Notes and each Purchaser is able to bear the economic risk of such investment.  Each Purchaser Party has reviewed the Base Indenture and other Series Documents (including the schedules and exhibits thereto) and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from RCFC and its representatives concerning RCFC, the Group VII Collateral, the Series Documents and the Series 2010-3 Notes.  Each of the Purchaser Parties that is purchasing or has purchased, as applicable, Series 2010-3 Notes or an interest therein (a) from RCFC is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and (b) from another Purchaser Party is a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Commission under the Securities Act.  Each Purchaser Party that is purchasing or has purchased, as applicable, Series 2010-3 Notes or an interest therein is purchasing the Series 2010-3 Notes for its own account for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control and be in accordance with the provisions of this Section 7.01.

Each Purchaser Party understands that the offering and sale of the Series 2010-3 Notes have not been and will not be registered under the Securities Act, and have not and will not be registered or qualified under any applicable “blue sky” or state securities law, and that the offering and sale of the Series 2010-3 Notes have not been reviewed by, passed on or submitted to the Commission or any other Governmental Authority.

Each Purchaser Party understands that the Series 2010-3 Notes will bear the legend set out in the form of Series 2010-3 Notes attached as Exhibit A to the Series 2010-3 Supplement and be subject to the restrictions on transfer described in such legend.

ARTICLE VIII.
COVENANTS OF RCFC AND DTAG

Section 8.01 Access to Information.

(a) So long as any Series 2010-3 Note remains outstanding, RCFC and DTAG will, at any time from time to time during regular business hours with reasonable notice to RCFC or DTAG, as the case may be, permit the Administrative Agent and the Managing Agents, or its or their agents or representatives, to access the offices of the Master Servicer, any Lessee, DTAG or RCFC (i) to examine, inspect, audit, make copies of and abstracts from all books and records and documentation (including, without limitation, the Monthly Noteholders’ Statements) relating to the Group VII Collateral and to discuss the affairs, finances and accounts with their officers, directors, employees and independent public accountants and on such other terms as are provided to the Trustee under Section 7.8 of the Base Indenture, (ii) to visit the offices and properties of the Master Servicer, any Lessee, DTAG or RCFC for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Group VII Collateral, or the administration and performance of the Series 2010-3 Indenture and the other Series Documents, with any of the officers or employees of the Master Servicer, any Lessee, DTAG and/or RCFC, as applicable, having knowledge of such matters, and (iii) in connection with any Servicer Audit Report and the related examination as set forth in clause (b) below.

(b) Upon request by the Administrative Agent with reasonable advance notice, DTAG shall cause a firm of independent certified public accountants (reasonably acceptable to the Administrative Agent), which may be the accountants of DTAG, to deliver to the Administrative Agent and each Managing Agent a Servicer Audit Report (in form reasonably acceptable to the Administrative Agent) at RCFC’s sole cost and expense no more than one time per calendar year prior to the occurrence of an Amortization Event or Potential Amortization Event with respect to the Series 2010-3 Notes; provided that after the occurrence and during the continuance of a Potential Amortization Event or an Amortization Event, such request for a Servicer Audit Report at RCFC’s sole cost and expense may be made at any time upon reasonable advance notice without limitation as to frequency, and DTAG shall cause such Servicer Audit Report to be prepared and delivered as set forth above; provided further that at any time from time to time with reasonable advance notice to DTAG or RCFC the Administrative Agent on behalf of each Managing Agent may cause a firm of independent certified public accountants to deliver to the Administrative Agent and each Managing Agent a Servicer Audit Report (in form reasonably acceptable to the Administrative Agent), and the access described in Section 8.01(a)

shall be available to the Administrative Agent and/or its agents or representatives for purposes of any such Servicer Audit Report and the related examination, and RCFC shall not be responsible for any cost or expense in connection therewith other than as set forth above.

Section 8.02 Security Interests; Further Assurances.  RCFC and DTAG shall take all action necessary to maintain the Trustee’s first priority perfected security interest for the benefit of the Group VII Noteholders in the Group VII Collateral granted pursuant to Section 3.1 of the Base Indenture, Section 3.1 of the Series 2010-3 Supplement and Section 2.1 of the Master Collateral Agency Agreement.  RCFC and DTAG agree to take any and all acts and to execute any and all further instruments necessary or reasonably requested by the Administrative Agent, the Trustee or the Master Collateral Agent to more fully effect the purposes of this Agreement.

Section 8.03 Covenants.  RCFC and DTAG shall duly observe and perform, and cause the Lessees to duly observe and perform, each of their respective covenants set forth in the Series Documents to which they are parties.

Section 8.04 Amendments.

(a) Neither RCFC nor DTAG shall make, or permit the Lessees to make, except as contemplated by Section 3.2(a) of the Base Indenture with respect to the Master Lease or clauses (c) through (h) of Section 11.1 of the Base Indenture, any amendment, modification or change to, or provide any waiver under, any Series Document to which they are party (other than this Agreement or increases or decreases in the stated amount of the Series 2010-3 Letter of Credit) with respect to the Series 2010-3 Notes or the Group VII Collateral or otherwise relating to or affecting the rights of the Series 2010-3 Noteholders without the prior written consent of the Series 2010-3 Required Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed; it being agreed, for the avoidance of doubt, that neither this Section 8.04(a) nor Section 8.04(b) shall apply to the issuance as contemplated in Section 11.1(a) of the Base Indenture of any new Series of Notes that is not a Group VII Series of Notes.

(b) Neither RCFC nor DTAG shall make, or permit the Lessees to make, except as contemplated by Section 3.2(a) of the Base Indenture with respect to the Master Lease or clauses (c) through (h) of Section 11.1 of the Base Indenture, any amendment, modification or change to, or provide any waiver under, any Series Document to which they are party (other than this Agreement) with respect to the Series 2010-3 Notes or the Group VII Collateral or otherwise relating to or affecting the rights of the Series 2010-3 Noteholders which may be made with the prior consent of the Required Group VII Noteholders and upon satisfaction of the Rating Agency Condition with respect to each Group VII Series of Notes without the prior written consent of the Series 2010-3 Required Noteholders, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) RCFC shall not amend any of its organizational documents, including its Certificate of Incorporation, without the prior written consent of the Managing Agents and otherwise in accordance with Section 7.22 of the Base Indenture.

(d) Each Series 2010-3 Noteholder hereby consents to the amendment and restatement of the Original Series 2010-3 Note Purchase Agreement, the Initial Series 2010-3 Notes, the Original Series 2010-3 Supplement and the Original Master Lease on the terms and subject to the conditions set forth herein, in the Series 2010-3 Supplement and in the Master Lease, respectively.

Section 8.05 Information from DTAG.  So long as the Series 2010-3 Notes remain outstanding, DTAG shall furnish the following to the Administrative Agent (and the Administrative Agent shall promptly following receipt thereof provide copies of the following to each Managing Agent):

(a) a copy of each certificate, opinion, report, statement, notice or other communication (other than investment instructions) relating to the Series 2010-3 Notes or the Group VII Collateral or otherwise relating to or affecting the rights of the Series 2010-3 Noteholders which the Series Documents require to be furnished by or on behalf of DTAG or RCFC to the Trustee or the Rating Agencies under any Series Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication relating to the Series 2010-3 Notes or the Group VII Collateral or otherwise relating to or affecting the rights of the Series 2010-3 Noteholders received by or on behalf of DTAG or RCFC under any Series Document;

(b) such other information (including financial information), documents, records or reports respecting the Group VII Collateral, RCFC or the Master Servicer as a Managing Agent or the Administrative Agent may from time to time reasonably request; and

(c) promptly upon becoming aware of any Potential Amortization Event, Amortization Event, Potential Lease Event of Default or Lease Event of Default, written notice thereof.

Section 8.06 Principal Office.  RCFC shall not, nor shall RCFC or DTAG permit DTG Operations or any other Permitted Lessee that is then a Lessee under the Master Lease to, change the location of their respective principal office without 60 days prior notice to the Administrative Agent and otherwise in compliance with the Series Documents to which they are party.

Section 8.07 Additional Series of Notes.  RCFC shall not issue after the Series 2010-3 Restatement Closing Date any new Series of Notes entitled to share in the Group VII Collateral unless (a) (i) the Managing Agents have given their prior written consent to such issuance and (ii) the Rating Agency Condition is satisfied or (b) (i) the proceeds of such issuance are to be used to pay in full the Series 2010-3 Invested Amount and all other amounts due and payable under the Series Documents to the Purchaser Parties shall be paid concurrently therewith and

(ii) the obligations of the Purchasers to make Advances under the Series Documents is terminated on or prior to the date of such issuance.

Section 8.08 Cash Audits.  At any time and from time to time, following reasonable prior notice from the Administrative Agent, RCFC and DTAG shall cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm or other third party auditors) in conducting a review of any 10 Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Report for each such day and (ii) that the Collections described in each such Daily Report for each such day were applied correctly in accordance with Article 4 of the Series 2010-3 Supplement (a “Cash Audit”); provided, that such Cash Audits shall be at RCFC’s sole cost and expense (i) for no more than one such Cash Audit per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2010-3 Notes, and (ii) for each such Cash Audit after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2010-3 Notes.

Section 8.09 Margin Stock.  RCFC and DTAG shall not permit (a) any part of the proceeds of any Borrowing to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock or (b) any amounts owed with respect to the Series 2010-3 Notes to be secured, directly or indirectly, by any Margin Stock.

Section 8.10 Principal Payments.  On and after the Series 2010-3 Expected Final Payment Date, RCFC shall instruct the Trustee to use all amounts allocated to and available for distribution from each Excess Funding Account in respect of each Group VII Series of Notes to decrease, pro rata, the Series 2010-3 Invested Amount and the principal amount of any other Group VII Series of Notes that is then required to be paid.

Section 8.11 Back-up Disposition Agent Agreement.  Neither RCFC nor DTAG shall amend the Back-Up Disposition Agent Agreement or the Back-up Servicing Agreement in a manner that materially adversely affects the Series 2010-3 Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent of the Series 2010-3 Required Noteholders and satisfaction of the Rating Agency Condition.

Section 8.12 Independent Directors.  Neither RCFC nor DTAG shall:

(a) remove any independent director of RCFC, without (i) delivering an Officers’ Certificate of DTAG and RCFC to the Administrative Agent certifying that  the replacement independent director of RCFC satisfies the requirements of its Certificate of Incorporation or Bylaws and (ii) obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), in each case, no later than 10 Business Days prior to the effectiveness of such removal; or

(b) replace any independent director of RCFC unless (i) it has obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) or (ii) such replacement independent director is an officer, director or employee of an entity that provides, in the ordinary course of  its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the requirements of its organizational documents and RCFC and DTAG have delivered an Officers’ Certificate to the Administrative Agent certifying that the replacement independent director of RCFC satisfies the requirements of its Certificate of Incorporation or Bylaws and the requirements of this clause (b)(ii); provided, that, for the avoidance of doubt, DTAG and RCFC shall be required to comply with clause (a) above if replacing any Independent Director for any reason other than death, incapacity or resignation of an Independent Director.

Section 8.13 Additional Permitted Investments.  For so long as any Commercial Paper issued by a Conduit Purchaser holding an interest in a Series 2010-3 Note is being rated by Standard & Poor's, neither the Master Servicer nor RCFC shall invest, or direct the investment of, any funds on deposit in the Group VII Collection Account, the Series 2010-3 Accrued Interest Account, the Series 2010-3 Excess Funding Account or the Series 2010-3 Cash Collateral Account in a Permitted Investment that is a Permitted Investment pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), unless the Master Servicer shall have received confirmation in writing from Standard & Poor's that the investment of such funds in an Additional Permitted Investment will not cause the rating on such Commercial Paper being rated by Standard & Poor's to be reduced or withdrawn.

Section 8.14 Fleet Report.  RCFC shall, within 45 days following the end of each calendar quarter, provide or cause to be provided to the Trustee, the Administrative Agent, each Managing Agent, each Committed Purchaser and each Rating Agency, a report containing the information set forth in, and substantially in the form of, Exhibit C to the Master Collateral Agency Agreement (a “Fleet Report”).

Section 8.15 Monthly Vehicle Statements.  On each Reporting Date, promptly after the receipt thereof, RCFC shall furnish or cause to be furnished to the Administrative Agent and each Managing Agent the “Monthly Vehicle Statement” provided pursuant to Section 24.4(f) of the Master Lease and, upon request by a Managing Agent, the “Monthly Vehicle Statement” or any comparable vehicle report provided in connection with each other Base Lease relating to an Outstanding Series of Notes.

Section 8.16 Weekly Vehicle Statements.  The Master Servicer, for so long as a Liquidation Event of Default or a Limited Liquidation Event of Default for any Series of Notes is continuing, upon request by a Managing Agent, shall, within 2 days following the end of each calendar week, furnish or cause to be furnished to the Trustee, the Administrative Agent, each Managing Agent and each Committed Purchaser, a report (which may be on a diskette or other electronic medium) that contains the same data set forth in a “Monthly Vehicle Statement” provided pursuant to Section 24.4(f) of the Master Lease, but determined on a weekly basis.

Section 8.17 Demand Note.  RCFC shall not, without the prior written consent of the Administrative Agent and each Managing Agent, reduce the principal amount of the Demand Note below the initial principal amount thereof (or such greater principal amount thereof resulting from an Increase in the Series 2010-3 Maximum Invested Amount) or in such a manner that results in a Series 2010-3 Enhancement Deficiency.

Section 8.18 Title Audit.  In addition to the provisions of Section 24.4(i) of the Master Lease, the Administrative Agent on behalf of each Managing Agent at their sole cost and expense, may from time to time and with reasonable advance notice to the Master Servicer, cause a nationally recognized firm of independent accountants to furnish such Administrative Agent a report that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the Group VII Vehicles designed to provide, to a certain specified confidence level, confirmation that such Vehicles are titled in the name of Rental Car Finance Corp. and the Certificates of Title indicate a first lien in the name of the Master Collateral Agent.

ARTICLE IX.
ADDITIONAL COVENANTS

Section 9.01 Legal Conditions to Closing.  The parties hereto shall take all reasonable action necessary to obtain (and shall cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with the closing of the transactions contemplated by this Agreement.

Section 9.02 Expenses.  Whether or not the initial Advances on or after the date hereof take place, except as otherwise expressly provided herein or in the Fee Letters, all costs and expenses (including reasonable due diligence out-of-pocket expenses of the Managing Agents incurred prior to the date hereof relating to Series Documents and the transactions contemplated hereby and thereby and reasonable fees and expenses of counsel to the Administrative Agent and the Managing Agents) incurred in connection with the preparation, execution and delivery of this Agreement, the other Series Documents or any other documents to be delivered hereunder or thereunder in connection with the closing of the transactions contemplated hereby shall (as between RCFC and the Purchasers) be paid by RCFC.

Section 9.03 Mutual Obligations.  On and after the date hereof, each party hereto shall do, execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Agreement.

Section 9.04 Consents, etc.  Each Managing Agent agrees not to unreasonably withhold, condition or delay its consent to any amendment or other matter requiring consent of the Series 2010-3 Noteholders under a provision of any Series Document to the extent that such provision specifies that such consent is not to be unreasonably withheld, conditioned or delayed.

ARTICLE X.
INDEMNIFICATION

Section 10.01 Indemnification.

(a) In consideration of the execution and delivery of this Agreement by the Purchasers, the Managing Agents and the Administrative Agent, RCFC hereby indemnifies and holds the Indemnified Parties harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2010-3 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to:

(i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

(ii) the entering into and performance of this Agreement and any other Series Document by any of the Indemnified Parties; or

(iii) any breach by RCFC of any representation warranty or covenant in this Agreement, any other Series Document to which it is a party or in any certificate or other written material delivered pursuant hereto or thereto; in each case as such Indemnified Liabilities are incurred, payable promptly upon request.

(b) In consideration of the execution and delivery of this Agreement by the Purchasers, the Managing Agents and the Administrative Agent, DTAG hereby indemnifies and holds the Indemnified Parties harmless from and against any and all Indemnified Liabilities incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to any breach of any representation, warranty or covenant of DTAG in this Agreement, any Series Document to which it is a party or in any certificate or other written material delivered pursuant hereto, as such Indemnified Liabilities are incurred, payable promptly upon request.

(c) Notwithstanding the indemnities set forth in Section 10.01(a) and (b) above, in no event shall any Indemnified Party be entitled to any indemnity or claim with respect to actions, causes of action, suits, costs, expenses, liabilities, damages or losses (i) resulting from (A) the disposition price or market value of Group VII Vehicles or the performance under Vehicle Disposition Programs by Eligible Manufacturers, (B) performance of the Group VII Collateral securing the Series 2010-3 Notes or the value, performance, market fluctuations or similar market or investment risks associated with ownership of the Series 2010-3 Notes (including, without limitation, those associated with the pledge, transfer or assignment thereof), (ii) which are the subject of Sections 2.07, 2.08, 2.10, 2.11 or 2.12 or Article X hereof, or (iii) arising from such Indemnified Party’s own gross negligence, willful misconduct or such Indemnified Party’s breach of Article VII hereof or any transfer restrictions set forth in the Series 2010-3 Notes.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of DTAG and RCFC hereby agrees to make the maximum contribution owed by it under this Section 10.01 to the payment and satisfaction of each of the Indemnified Liabilities owed by it under this Section 10.01 and which is permissible under applicable law.

Section 10.02 Procedure.  In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify DTAG or RCFC, as applicable (the “Applicable Indemnifying Party”), in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party Claim unless the Applicable Indemnifying Party shall have previously obtained actual knowledge thereof.  Thereafter, the Indemnified Party shall deliver to the Applicable Indemnifying Party, within a reasonable time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

Section 10.03 Defense of Claims.  If a Third Party Claim is made against an Indemnified Party, (a) the Applicable Indemnifying Party will be entitled to participate in the defense thereof and, (b) if it so chooses, to assume the defense thereof with counsel selected by the Applicable Indemnifying Party, provided that in connection with such assumption such counsel is not reasonably objected to by the Indemnified Party.  Should the Applicable Indemnifying Party so elect to assume the defense of a Third Party Claim, the Applicable Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Applicable Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnified Party shall (i) cooperate in all reasonable respects with the Applicable Indemnifying Party in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Applicable Indemnifying Party’s prior written consent, as the case may be.  If the Applicable Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense.  If the Applicable Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation with the prior written consent of the Applicable Indemnifying Party and upon any such settlement consented to by the Applicable Indemnifying Party, the Applicable Indemnifying Party will promptly reimburse the Indemnified Party therefor upon written request.  Notwithstanding anything contained in this Agreement to the contrary, no Applicable Indemnifying Party shall be entitled to assume the defense of any part of a Third Party Claim that seeks a temporary restraining order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

Section 10.04 Costs, Expenses and Increased Costs under Agreement and Program Facility.

(a) RCFC shall be obligated to pay on demand to each Managing Agent and the Administrative Agent (i) all reasonable costs and expenses in connection with any examination or visit by the Administrative Agent pursuant to Section 8.01, or with the preparation, execution and delivery of any requested amendments, waivers or consents (or any other documents to be delivered in connection therewith) relating to this Agreement or the other Series Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, with respect thereto and with respect to advising the Administrative Agent or such Managing Agent as to its rights and remedies under this Agreement and the other documents delivered hereunder or in connection herewith and (ii) all costs and expenses, if any, in connection with the enforcement of this Agreement and the other documents delivered hereunder or in connection herewith.

(b) Subject to Section 12.10, RCFC shall be remain obligated to pay to the applicable Ownership Groups in accordance with the Series 2010-3 Supplement, the amount of any Additional Amounts payable to them to the extent not paid when otherwise required on a Payment Date pursuant to Section 4.7 of the Series 2010-3 Supplement.

ARTICLE XI.
THE ADMINISTRATIVE AGENT; THE MANAGING AGENTS

Section 11.01 Authorization and Action.  Each Ownership Group and its Managing Agent hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Managing Agents of the indemnification obligations under Section 11.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action.  The Administrative Agent agrees to give to the Managing Agents prompt notice of each notice and determination given to it by RCFC, the Master Servicer or the Trustee, pursuant to the terms of this Agreement or the Series 2010-3 Indenture.

Subject to Section 11.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate upon the payment to (a) the Purchasers and the Managing Agents of all amounts owing to the Purchasers and the Managing Agents hereunder and (b) the Administrative Agent of all amounts due to it hereunder.  The Administrative Agent shall deliver to each Managing Agent all reports, notices, etc. in the possession of the Administrative Agent to which the Managing Agents are entitled to the extent not theretofore delivered.

Each member of each Ownership Group hereby accepts the appointment of and authorizes the related Managing Agent to take such action as agent on its behalf and to exercise such powers (including, without limitation, the power to bind each member of the related Ownership Group) as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

Each Managing Agent will hold Series 2010-3 Notes as agent for all of the Purchasers in the related Ownership Group.  Each Managing Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies of such Purchasers under this Agreement, any other Series Document and any related agreements and documents.  Except for actions which a Managing Agent is expressly required to take pursuant to this Agreement, such Managing Agent shall not be required to take any action which exposes such Managing Agent to personal liability or which is contrary to applicable law unless such Managing Agent shall receive further assurances to its satisfaction from its Ownership Group of the indemnification obligations under Section 11.04 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action.  Each Managing Agent agrees to give to each member of its Ownership Group prompt notice of each notice and determination given to it by RCFC, the Master Servicer or the Trustee, pursuant to the terms of this Agreement or the Series 2010-3 Indenture.  Subject to Section 11.06 hereof, the appointment and authority of a Managing Agent hereunder shall terminate upon the payment to (a) its Ownership Group of all amounts owing such Ownership Group hereunder and (b) such Managing Agent of all amounts due hereunder.

Section 11.02 Agent’s Reliance, etc.  Neither the Administrative Agent, the Managing Agents nor any of their respective directors, officers, agents or employees shall be liable to the Purchasers for any action taken or omitted to be taken by it or them as Administrative Agent or Managing Agent under or in connection with this Agreement, any other Series Document or any related agreement or document, except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Administrative Agent and each Managing Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchasers and shall not be responsible to the Purchasers for any statements, warranties or representations made by RCFC or DTAG (in any capacity) in connection with any Series Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Series Document on the part of RCFC or DTAG (in any capacity) or to inspect the property (including the books and records) of RCFC or DTAG (in any capacity); (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

Section 11.03 Administrative Agent, Managing Agents and Affiliates.  Deutsche Bank and its Affiliates, and each Managing Agent and its Affiliates, may generally engage in any kind of business with RCFC, DTAG, any of their respective Affiliates and any Person who may do business with or own securities of RCFC, DTAG or any of their respective Affiliates, all (i) as if Deutsche Bank were not the Administrative Agent and without any duty to account therefor to the Managing Agents or Ownership Groups and (ii) as if such parties were not Managing Agents and without any duty to account therefor to their respective Ownership Groups.

Section 11.04 Indemnification.  Each Committed Purchaser severally agrees to indemnify the Administrative Agent and the Managing Agent of such Committed Purchaser’s Ownership Group (to the extent not reimbursed by RCFC or DTAG) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or such Managing Agent in any way relating to or arising out of this Agreement or any other Series Document or any action taken or omitted by the Administrative Agent or such Managing Agent under this Agreement or any other Series Document; provided, that (i) no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s or such Managing Agent’s gross negligence or willful misconduct and (ii) no Committed Purchaser shall be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by such Purchaser.  Without limitation of the generality of the foregoing, each Committed Purchaser agrees to reimburse the Administrative Agent, and the Managing Agent of such Committed Purchaser’s Ownership Group, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or such Managing Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, provided, that no Purchaser shall be responsible for the costs and expenses of the Administrative Agent or such Managing Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent or such Managing Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

Section 11.05 Advance Decision.  Each Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent or any Managing Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to purchase an interest in the Series 2010-3 Notes.  Each Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of its Affiliates or any Managing Agent or its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document.

Section 11.06 Successor Agents.  The Administrative Agent or any Managing Agent may resign at any time by giving sixty (60) days’ written notice thereof to the Purchasers, RCFC, the Master Servicer and the Trustee.  The Master Servicer, with or without cause, upon at least sixty (60) days prior written notice to the Administrative Agent, the Purchasers, RCFC and the Trustee, may remove and discharge the Administrative Agent (or any successor administrative agent thereafter appointed) from the performance of its obligations under this Agreement.  Upon any such resignation or removal, the Purchasers shall have the right to appoint a successor Administrative Agent, and such Managing Agent’s Ownership Group shall have the right to appoint a successor Managing Agent, in each case as approved by RCFC (which approval will not be unreasonably withheld, conditioned or delayed).  If no successor Administrative Agent or Managing Agent, as the case may be, shall have been so appointed and shall have accepted such appointment, within sixty days after the Administrative Agent’s or Managing Agent’s giving of notice of resignation or receipt of notice of termination, then the Administrative Agent or Managing Agent, as the case may be, may appoint a successor Administrative Agent or Managing Agent.

If such successor Administrative Agent or Managing Agent, as the case may be, is not an Affiliate of the resigning or terminated Administrative Agent or Managing Agent, as the case may be, such successor Administrative Agent or Managing Agent, as the case may be, shall be subject to RCFC’s prior written approval (which approval will not be unreasonably withheld, conditioned or delayed).  Upon the acceptance of any appointment as Administrative Agent or Managing Agent hereunder by a successor Administrative Agent or Managing Agent, as the case may be, such successor Administrative Agent or Managing Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or terminated Administrative Agent or Managing Agent, as the case may be, and the retiring or terminated Administrative Agent or Managing Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement.  After any resignation or removal of the Administrative Agent or a Managing Agent hereunder as Administrative Agent or Managing Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or a Managing Agent, as the case may be, under this Agreement.

ARTICLE XII.
MISCELLANEOUS

Section 12.01 Amendments.  No amendment to or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Master Servicer, RCFC, the Administrative Agent, each Managing Agent, each Conduit Purchaser and each Committed Purchaser, and in the case of any material amendments, receipt of written confirmation from each rating agency then rating the Series 2010-3 Notes that such amendment will not result in the reduction or withdrawal of the then current ratings in respect of the Series 2010-3 Notes or the Commercial Paper, as applicable; provided, however, that, subject to any provision of the Base Indenture or the Series 2010-3 Supplement requiring the consent of each affected Noteholder or of a higher percentage of Noteholders, any amendment hereto that does not adversely affect in any material respect the interests of the Conduit Purchasers or the Committed Purchasers (as evidenced by an Opinion of Counsel (which may be based on an Officer’s Certificate) issued to each Managing Agent by a law firm of nationally recognized standing) shall only require (i) the consent of the Series 2010-3 Required Noteholders, and (ii) satisfaction of the Rating Agency Condition.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  RCFC shall provide Standard & Poor’s Ratings Services with written notice of any amendment to this Agreement.

Section 12.02 Notices.

(a)           Any instruction, notice or communication provided for hereunder is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All notices to the Trustee shall be made in accordance with Section 12.1 of the Base Indenture, and all notices to the Rating Agencies shall be made in accordance with Section 8.9 of the Series 2010-3 Supplement.

(b)           Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Administrative Agent shall constitute a sufficient notification for every purpose hereunder.

(c)           In any case where notice to a Managing Agent is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Managing Agent shall affect the sufficiency of such notice with respect to other Managing Agents, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.  Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 12.03 No Waiver; Remedies.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04 Binding Effect; Assignability.

(a) Subject to clauses (b) through (i) of this Section 12.04, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns (including any subsequent Holders of the Series 2010-3 Notes) subject, in the case of the Administrative Agent and the Managing Agents, to Section 11.06; provided, however, that neither RCFC nor DTAG shall have the right to assign its rights hereunder or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Managing Agents; provided, that nothing herein shall prevent RCFC from assigning its rights to the Trustee under the Base Indenture and the Series 2010-3 Supplement; provided, further, that none of the Purchaser Parties may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under this Section 12.04.  Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b) With the consent of RCFC (which consent will not be unreasonably withheld, conditioned or delayed), each Committed Purchaser party to this Agreement may assign all or a portion of its rights and obligations under this Agreement, the Series 2010-3 Notes and any other Related Documents to any financial institution; provided, that the consent of RCFC to any such assignment shall not be required (i) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2010-3 Notes or (ii) if the applicable assignee is an Affiliate of the assigning Committed Purchaser that is a financial institution; provided, that, no Committed Purchaser shall be permitted to assign any of its rights or obligations under this Agreement and the related Series 2010-3 Notes to any Ineligible Assignee/Participant.  The parties to each such permitted assignment shall execute and deliver an Assignment and Assumption Agreement to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Managing Agents and RCFC).  From and after the effective date of such Assignment and Assumption Agreement, (i) the assigning Committed Purchaser shall be relieved of its rights and obligations hereunder to the extent so assigned and (ii) Schedules I, II and III shall be deemed amended, modified or changed as necessary to give effect to the terms of such assignment (and RCFC and the Administrative Agent may revise Schedules I, II and III of this Agreement as necessary to reflect the terms of any such assignment).  In connection with any assignment pursuant to this Section 12.04(b) to a Committed Purchaser part of a different Ownership Group, the acquiring Committed Purchaser and its related Managing Agent shall also execute and deliver an Addendum to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Managing Agents and RCFC).  An assignment by a Committed Purchaser part of an Ownership Group that includes a Conduit Purchaser to an Ownership Group that does not include a Conduit Purchaser may be made pursuant to this Section 12.04(b); provided, that immediately prior to such assignment each Conduit Purchaser part of the assigning Ownership Group shall be deemed to have assigned all of its rights and obligations in the Series 2010-3 Notes (and its rights and obligations hereunder and under the Related Documents) in respect of such assigned interest to its related Committed Purchaser pursuant to Section 12.04(f).  Notwithstanding anything to the contrary herein, any assignment by a Committed Purchaser to a different Ownership Group that includes a Conduit Purchaser shall be made pursuant to Section 12.04(d), and not this Section 12.04(b).

(c) Each Conduit Purchaser party to this Agreement may assign all or a portion of the Series 2010-3 Invested Amount with respect to such Conduit Purchaser and its rights and obligations under this Agreement, the Series 2010-3 Notes and any other Related Documents to which it is a party (or otherwise to which it has rights) to a Conduit Assignee with respect to such Conduit Purchaser without the prior written consent of RCFC.  The parties to each such permitted assignment shall execute and deliver an Assignment and Assumption Agreement to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Managing Agents and RCFC).  Upon such assignment by a Conduit Purchaser to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Series 2010-3 Invested Amount or such portion thereof with respect to such Conduit Purchaser,

(ii) the related administrative or managing agent for such Conduit Assignee will act as the Managing Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to Managing Agents hereunder or under the other Related Documents, including serving as Holder of the Series 2010-3 Note corresponding to the portion of the Series 2010-3 Invested Amount so assigned, (iii) such Conduit Assignee shall assume all of such Conduit Purchaser’s obligations, if any, and shall have the benefit of all the rights and protections provided to such Conduit Purchaser, in each case, hereunder, under the Series 2010-3 Indenture and under any other Related Document with respect to such portion of the Series 2010-3 Invested Amount, and such Conduit Purchaser shall be released from such obligations and no longer have the benefit of such rights and protections (except such rights and protections that by their terms survive such assignment), (iv) all distributions in respect of the Series 2010-3 Invested Amount or such portion thereof with respect to such Conduit Purchaser shall be made to the applicable Managing Agent on behalf of such Conduit Assignee, (v) if requested by the Managing Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Managing Agent may reasonably request to evidence and give effect to the foregoing, and (vi) Schedules I, II and III shall be deemed amended, modified or changed as necessary to give effect to the terms of such assignment (and RCFC and the Administrative Agent may revise Schedules I, II and III of this Agreement as necessary to reflect the terms of any such assignment).  No assignment by any Conduit Purchaser to a Conduit Assignee of all or any portion of the Series 2010-3 Invested Amount with respect to such Conduit Purchaser shall in any way diminish the obligation of the Committed Purchasers in the same Ownership Group as such Conduit Purchaser to fund any Increase not funded by such Conduit Purchaser or such Conduit Assignee.

(d) Any Conduit Purchaser and the Committed Purchaser with respect to such Conduit Purchaser (or, with respect to any Ownership Group without a Conduit Purchaser, the related Committed Purchaser) may at any time sell all or any part (but the same percentage) of their respective (or, with respect to an Ownership Group without a Conduit Purchaser, its) rights and obligations under this Agreement and the Series 2010-3 Notes, with the prior written consent of RCFC (which consent will not be unreasonably withheld, conditioned or delayed), to an Ownership Group with respect to which each acquiring Conduit Purchaser is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (each, an “Acquiring Ownership Group”) pursuant to an Assignment and Assumption Agreement and an Addendum, executed by such Acquiring Ownership Group (including each Conduit Purchaser and Committed Purchaser with respect to such Acquiring Ownership Group), the Managing Agent with respect to such Acquiring Ownership Group, such assigning Conduit Purchaser (if any) and the Committed Purchasers with respect to such assigning Ownership Group, the Managing Agent with respect to such assigning Ownership Group and RCFC and delivered to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Managing Agents and RCFC);

provided that the consent of RCFC to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2010-3 Notes and; provided, further, that it shall not be considered unreasonable for RCFC to withhold its consent to an assignment to a potential Acquiring Ownership Group if the affiliated commercial paper conduit has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s but does not have ratings of at least “A-1” from Standard & Poor’s and “P1” from Moody’s and such assignment would result in a material increase in RCFC’s costs of financing with respect to the applicable Series 2010-3 Notes.  Notwithstanding anything to the contrary in this Agreement, no Committed Purchaser shall at any time be permitted to assign any of its rights or obligations under this Agreement and the related Series 2010-3 Notes to any Ineligible Assignee/Participant.  From and after the effective date of such Assignment and Assumption Agreement and such Addendum, Schedules I, II and III shall be deemed amended, modified or changed as necessary to give effect to the terms of such assignment (and RCFC and the Administrative Agent may revise Schedules I, II and III of this Agreement as necessary to reflect the terms of any such assignment).

(e) Notwithstanding any other provision set forth in this Agreement, each Conduit Purchaser may at any time grant to one or more Program Support Providers (or to its related Committed Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Program Support Providers (or to its related Committed Purchaser), such Conduit Purchaser’s interests in the Series 2010-3 Invested Amount made hereunder and such Program Support Provider (or such Committed Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits in respect of the Series 2010-3 Invested Amount granted to such Conduit Purchaser under this Agreement.

(f) Notwithstanding any other provision set forth in this Agreement, each Conduit Purchaser may at any time, without the consent of RCFC, transfer and assign all or a portion of its rights and obligations in the Series 2010-3 Notes (and its rights and obligations hereunder and under the Related Documents) to its related Committed Purchaser.  Furthermore, each Conduit Purchaser may at any time grant a security interest in and lien on all or any portion of its interests under this Agreement, the Series 2010-3 Notes and all Related Documents to (i) its related Committed Purchaser, (ii) its Managing Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, an insurance policy, for such Conduit Purchaser relating to such Conduit Purchaser’s Commercial Paper or the Series 2010-3 Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Purchasers, including without limitation, an insurance policy relating to such Conduit Purchaser’s Commercial Paper or the Series 2010-3 Notes or (v) any collateral trustee or collateral agent for any of the foregoing;

provided, however, any such security interest or lien shall be released upon assignment of its rights and obligations in respect of the Series 2010-3 Notes to its related Committed Purchaser.  Notwithstanding any other provisions set forth in this Agreement, each Committed Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, the Series 2010-3 Notes and the Related Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.   No assignment by any Conduit Purchaser to any of the foregoing Persons of all or any portion of its interest in the Series 2010-3 Invested Amount or Series 2010-3 Notes with respect to such Conduit Purchaser shall in any way diminish the obligation of the Committed Purchasers in the same Ownership Group as such Conduit Purchaser to fund any Increase not funded by such Conduit Purchaser or such other Persons.

(g) Any Committed Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Persons (each, a “Participant”) participating interests in all or a portion of its rights and obligations under this Agreement and the Series 2010-3 Notes pursuant to documentation in form and substance satisfactory to such Committed Purchaser and the related Participant; provided, that no Committed Purchaser shall be permitted to sell any participating interest in all or any portion of its rights or obligations under this Agreement and the related Series 2010-3 Notes to any Ineligible Assignee/Participant.  Notwithstanding any such sale by a Committed Purchaser of a participating interest to a Participant, (i)(x) such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, (y) such Committed Purchaser shall remain solely responsible for the performance thereof, and (z) RCFC, the Administrative Agent and the other parties hereto shall continue to deal solely and directly with such Committed Purchaser in connection with this Agreement and (ii) no Committed Purchaser shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, the Base Indenture, the Series 2010-3 Supplement or any Related Document, except to the extent that the approval of such amendment, consent or waiver requires the consent of each affected Noteholder under Section 11.2 of the Base Indenture.  RCFC also agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.10, 2.11 and 2.12 hereof; provided, however, that all amounts payable by RCFC to any such Participant shall be limited to the amounts which would have been payable to the Committed Purchaser selling such participating interest had such interest not been sold and, with respect to amounts due pursuant to Section 2.12, only to the extent such Participant shall have complied with the provisions of Section 2.12 as if such Participant were a Committed Purchaser.

(h) RCFC acknowledges that each Conduit Purchaser may, without any consent, assign as collateral its rights under this Agreement to the collateral agent for such Conduit Purchaser for the benefit of the secured parties, if any, under such Conduit Purchaser’s Commercial Paper program.

(i) Each Managing Agent shall remain the Holder of its respective Series 2010-3 Note until such Series 2010-3 Note is transferred in accordance with the provisions of this Agreement.

Section 12.05 Provision of Documents and Information.  RCFC acknowledges and agrees that the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Administrative Agent are permitted, subject to Section 12.17, to provide to the Program Support Providers, permitted assignees and participants, the placement agents for their respective Commercial Paper, the rating agencies with respect to such Commercial Paper and other liquidity and credit providers under their respective Commercial Paper programs, opinions, certificates, documents and other information relating to RCFC, DTAG and the Group VII Collateral delivered to the Conduit Purchasers, the Committed Purchasers, the Managing Agents or the Administrative Agent pursuant to this Agreement.

Section 12.06 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.07 No Proceedings.

(a) Each party hereto agrees that so long as any Commercial Paper or other senior indebtedness of a Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Commercial Paper or other senior indebtedness of a Conduit Purchaser shall have been outstanding, it shall not file, or join in the filing of, or solicit or encourage any Person to file, a petition against such Conduit Purchaser under the Bankruptcy Code, or commence or join in, or solicit or encourage any Person to commence or join in, the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Conduit Purchaser.  The provisions of this Section 12.07(a) shall survive the termination of this Agreement.

(b) Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Series 2010-3 Notes issued by RCFC pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, RCFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in Section 12.15 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 12.07(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from RCFC pursuant to this Agreement or the Series 2010-3 Indenture.

If any party hereto takes action in violation of this Section 12.07(b), RCFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against RCFC or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  The provisions of this Section 12.07(b) shall survive the termination of this Agreement.  Nothing contained herein shall preclude participation by any party hereto in assertion or defense of its claims in any such proceeding involving RCFC.

Section 12.08 Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 12.09 No Recourse.  The obligations of any Purchaser under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Purchaser or any officer thereof are solely the corporate or partnership obligations of such Purchaser.  No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, director or incorporator of such Purchaser.

Section 12.10 Limited Recourse.  The obligations of RCFC under this Agreement and the other Series Documents to which it is a party are solely the corporate obligations of RCFC.  No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or the other Series Documents or any other agreement, instrument, document or certificate executed and delivered or issued by RCFC or by any stockholder, officer, director or employee thereof in connection herewith or therewith, against any stockholder, employee, officer or director of RCFC.  Notwithstanding anything herein to the contrary, each of the parties hereto agrees that amounts owed to them by RCFC under the Series Documents to which RCFC is a party shall be payable solely from amounts that become available for payment pursuant to the Series 2010-3 Indenture.

Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement, (i) RCFC shall have no liability for any obligation of DTAG or for any claim against DTAG, and (ii) DTAG shall have no liability for any obligation of RCFC or for any claim against RCFC.

Section 12.11 Term; Survival.

(a) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms and shall remain in full force and effect until such time as all amounts payable with respect to the Series 2010-3 Notes shall have been paid in full, at which time this Agreement shall terminate except as otherwise provided in Section 12.11(b).

(b) All covenants and indemnification contained in Article X and Sections 12.07, 12.09 and 12.10 of this Agreement shall survive the sale, transfer or repayment of the Series 2010-3 Notes.

Section 12.12 Tax Characterization.  Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise tax purposes, the Series 2010-3 Notes will be treated as evidence of indebtedness issued by RCFC, (b) agrees to treat the Series 2010-3 Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

Section 12.13 Severability; Series 2010-3 Note Rate Limitation.

(a) If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Series 2010-3 Notes.

(b) Notwithstanding anything in this Agreement, the other Series Documents or any Series 2010-3 Note to the contrary, if at any time the Series 2010-3 Note Rate with respect to a Series 2010-3 Note, together with all fees, charges and other amounts which are treated as interest on such Series 2010-3 Note, under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Series 2010-3 Noteholder in accordance with the terms of this Agreement, the other Series Documents or such Series 2010-3 Note, then the Series 2010-3 Note Rate, together with all Charges payable in respect of such Series 2010-3 Note, shall be limited to the Maximum Rate and, to the extent lawful, the Series 2010-3 Note Rate and Charges that would have been payable in respect of such Series 2010-3 Note, but were not payable as a result of the operation of this Section (or the proviso to the definition of the Series 2010-3 Note Rate in the Series 2010-3 Supplement), shall be cumulated and such cumulated amounts shall be payable to the applicable Series 2010-3 Noteholder in later periods to the extent such payment would not cause the then current Series 2010-3 Note Rate and then current Charges together with such cumulated amounts to exceed the Maximum Rate until such cumulated amount shall have been received by such Series 2010-3 Noteholder.

Section 12.14 Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 12.15 Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any other Series Document, any Series 2010-3 Note or the other documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 12.02; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 12.16 Characterization as Related Document; Entire Agreement.  This Agreement shall be deemed to be a Related Document for all purposes of the Series 2010-3 Indenture and the other Related Documents.  This Agreement, together with the Series 2010-3 Indenture, the agreements delivered pursuant to Article IV and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 12.17 Confidentiality.

(a) Each of the Purchaser Parties hereby agrees that neither it nor its agents or representatives shall disclose the terms and conditions of the Series Documents or any Confidential Information to any Person without the prior written consent of the DTAG, RCFC and the applicable Lessee.  Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit any Purchaser Party from (i) disclosing any and all information that is or becomes publicly known through no fault of a Purchaser Party (including a breach of this Section 12.17), (ii) disclosure of any and all information (which makes reference to RCFC or this transaction) obtained by any Purchaser Party from sources (other than RCFC) that to the knowledge of the Purchaser Parties are not subject to a confidentiality obligation with RCFC, DTAG or the applicable Lessee, as the case may be,

(iii) disclosing any and all information (A) if required to do so by any applicable statute, law, rule or regulation or judicial process, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of a Purchaser Party’s business or that of its Affiliates, (C) pursuant to any subpoena (or similar legal process), civil investigative demand or similar demand or request of any court, administrative order or decree, governmental or regulatory authority or self-regulatory authority organization, arbitrator or arbitration to which any Purchaser Party or an Affiliate or an officer, director or employee thereof is a party, (D) to any Committed Purchaser, any Conduit Purchaser, any Managing Agent or the Administrative Agent, (E) to actual or prospective assignees and participants meeting the requirements of Section 12.04 who agree to be bound by the provisions of this Section 12.17(a), (F) to any Person acting as a placement agent or dealer with respect to any Commercial Paper of a Conduit Purchaser (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of RCFC or any of its Affiliates), (G) to any provider of credit enhancement or liquidity to any Conduit Purchaser who agrees to be bound by the provisions of this Section 12.17(a), (H) to any Affiliate of such Purchaser Party and its officers, directors, employees, agents and advisors (including, without limitation, legal counsel and accountants) having a need to know the same, provided that such Purchaser Party advises such recipient of the confidential nature of the information being disclosed, (I) to any independent or internal auditor, agent, employee, attorney or professional advisor of such Purchaser Party having a need to know the same, provided that such Purchaser Party advises such recipient of the confidential nature of the information being disclosed, (J) to any Rating Agency in connection with its rating of the Series 2010-3 Notes, (K) to any nationally recognized statistical rating organization to the extent necessary in order to permit compliance with Rule 17g-5 promulgated by the Commission under the Exchange Act by a rating agency rating the Series 2010-3 Notes or rating any Conduit Purchaser relating to such Purchaser Party, provided, in any such case, that such disclosing Purchaser Party and such rating organizations shall comply with the provisions of such Rule 17g-5, (L) in the course of litigation with DTAG, RCFC or the applicable Lessee or (M) to any Person to the extent such Purchaser Party reasonably determines such disclosure is necessary or appropriate in connection with the enforcement or for the defense of the rights and remedies under the Series 2010-3 Notes, the Series 2010-3 Indenture or any other Related Document or (iv) any other disclosure authorized by RCFC in advance in writing.

(b) Neither RCFC nor DTAG shall, nor shall RCFC or DTAG permit its Affiliates to, disclose, (x) the terms and conditions of this Agreement to anyone not a party hereto (other than a party or prospective party to a Specified Change in Control Transaction) or (y) any other non-public information with respect to the Purchaser Parties and their respective businesses obtained by RCFC, DTAG or their respective Affiliates in connection with the structuring, negotiating and execution of the transactions contemplated herein; provided, however, that RCFC, DTAG and their respective Affiliates may disclose this Agreement and such non-public information: (i) to their respective officers, directors, employees, agents, auditors, legal counsel and other advisers; (ii) if requested, to any Rating Agency which rates any Series of Notes issued under the Base Indenture; (iii) as may be required by any law, rule or regulation; (iv) as may be required by any direction, request or order of any judicial, arbitral, administrative or regulatory authority or proceedings; and (v) to such Persons as may be approved in writing by the Administrative Agent.

Section 12.18 Additional Ownership Groups.  Unless an Amortization Event or Potential Amortization Event shall have occurred and be continuing, RCFC may, upon at least three (3) Business Days’ prior written notice to each Managing Agent and the Administrative Agent, and consent of each Managing Agent (which consent will not be unreasonably withheld, conditioned or delayed), cause an Additional Ownership Group and its related Managing Agent, Conduit Purchasers (if any) and Committed Purchasers to become parties to this Agreement by complying with the provisions of this Section 12.18.  Each such notice shall set forth the name of the Managing Agent, the Conduit Purchasers (if any) and the Committed Purchasers which are members of such Additional Ownership Group, the Group Funding Limit with respect to such Additional Ownership Group, the related Committed Purchaser’s Purchaser Percentage and the desired effective date of such Additional Ownership Group becoming a party to this Agreement.  Each Additional Ownership Group shall, upon the execution of an Addendum by such Additional Ownership Group, the Administrative Agent and RCFC, become a party to this Agreement from and after the date of such execution with the same effect as if such Additional Ownership Group had been an original party hereunder.  If, in connection with an Additional Ownership Group becoming a party to this Agreement, the Administrative Agent shall reasonably determine that the principal amount of the Demand Note should be increased, DTAG hereby agrees to deliver a new Demand Note to RCFC in a principal amount equal to the amount of such increase.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

RENTAL CAR FINANCE CORP.

By:  _____________________________________
Name:
Title:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:  _____________________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as the Administrative Agent

By:  _____________________________________
Name:
Title:

By:  _____________________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Committed Purchaser and as the Managing
Agent for the Deutsche Bank Ownership Group

By:  _____________________________________
Name:
Title:

By:  _____________________________________
Name:
Title:

SARATOGA FUNDING CORP., LLC, as a
Conduit Purchaser for the Deutsche Bank
Ownership Group

By:  _____________________________________
Name:
Title:

THE BANK OF NOVA SCOTIA, acting through
its New York Agency, as a Committed Purchaser
and as the Managing Agent for the BNS Ownership
Group

By:  _____________________________________
Name:
Title:

LIBERTY STREET FUNDING LLC, as a
Conduit Purchaser for the BNS Ownership Group

By:  _____________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a
Committed Purchaser and as the Managing Agent
for the JPMorgan Ownership Group

By:  _____________________________________
Name:
Title:

JUPITER SECURITIZATION COMPANY LLC,
as a Conduit Purchaser for the JPMorgan
Ownership Group

By:  JPMORGAN CHASE BANK, N.A., as
attorney-in-fact

By:  _____________________________________
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as a
Committed Purchaser and as the Managing Agent
for the RBS Ownership Group

By:  RBS SECURITIES INC., as agent

By:  _____________________________________
Name:
Title:

EXHIBIT A
FORM OF BORROWING REQUEST

[Deutsche Bank AG, New York Branch, as a Managing Agent
60 Wall Street, 3rd Floor
New York, New York  10005-2858
Attention:  Tina Gu]

[The Bank of Nova Scotia, as a Managing Agent
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Cheryl Williams and John Griffith]

[JPMorgan Chase Bank, N.A., as a Managing Agent
10 S. Dearborn St.
Mail Code IL1-1729
Chicago, IL 60670
Attention:  Corina Mills]

[The Royal Bank of Scotland plc, as a Managing Agent
550 West Jackson Street, 18th Floor
Chicago, IL 60661
Attention:  David Donofrio]

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.02 of that certain Amended and Restated Note Purchase Agreement, dated as of September 29, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), among Rental Car Finance Corp., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Managing Agents party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent.  Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Note Purchase Agreement.

The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 201_ (the “Advance Date”).  Each Ownership Group is hereby requested to make an Advance on such date in the amount set forth below opposite its name:

[Deutsche Bank Ownership Group]	$___________________
[BNS Ownership Group]	$___________________

[JPMorgan Ownership Group]	$___________________
[RBS Ownership Group]	$___________________
[Additional Ownership Group]	$___________________

The undersigned hereby certifies that (i) the Aggregate Asset Amount as of the Advance Date will be an amount equal to $______________ , (ii) the Series 2010-3 Enhancement Amount as of the Advance Date will be an amount equal to $______________ and (iii) the Series 2010-3 Minimum Liquidity Amount as of the Advance Date will be an amount equal to $______________.

The undersigned hereby acknowledges that the delivery of this Borrowing Request and the acceptance by the undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date hereof and on the Advance Date, and before and after giving effect thereto and to the application of the proceeds therefrom, (i) all conditions set forth in Article IV of the Note Purchase Agreement will have been satisfied, (ii) all the terms, covenants, agreements and conditions of the Series Documents to be complied with and performed by RCFC, DTAG, DTG Operations and any other Permitted Lessee that is then a Lessee under the Master Lease at or before the time of such Advance shall have been complied with and performed in all material respects, and (iii) each of the representations and warranties of RCFC, DTAG, DTG Operations and any such Permitted Lessee made in the Series Documents to which they are a party shall be true and correct in all material respects as of the time of such Advance (except to the extent they expressly relate to an earlier or later time).

The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and the Purchasers.  Except to the extent, if any, that prior to the time of the Advance requested hereby you and the Purchasers shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advances as if then made.

Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

[insert payment instructions]

The undersigned has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 201_.

RENTAL CAR FINANCE CORP.

By:  ___________________________________
Name:
Title:

EXHIBIT B-1

FORM OF SERIES 2010-3 MAXIMUM INVESTED AMOUNT REDUCTION REQUEST

Deutsche Bank AG, New York Branch, as Administrative Agent
60 Wall Street, 3rd Floor
New York, New York  10005-2858
Attention:  Tina Gu

[Deutsche Bank AG, New York Branch, as Managing Agent
60 Wall Street, 3rd Floor
New York, New York  10005-2858
Attention:  Robert Sheldon]

[The Bank of Nova Scotia, as a Managing Agent
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Cheryl Williams and John Griffith]

[JPMorgan Chase Bank, N.A., as a Managing Agent
10 S. Dearborn St.
Mail Code IL1-1729
Chicago, IL 60670
Attention:  Corina Mills]

[The Royal Bank of Scotland plc, as a Managing Agent
550 West Jackson Street, 18th Floor
Chicago, IL 60661
Attention:  David Donofrio]

Ladies and Gentlemen:

This request for the reduction of the Series 2010-3 Maximum Invested Amount is delivered to you pursuant to Section 2.04(a) of that certain Amended and Restated Note Purchase Agreement, dated as of September 29, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), among Rental Car Finance Corp., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Managing Agents party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent.  Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Note Purchase Agreement.

The undersigned hereby requests that the Series 2010-3 Maximum Invested Amount be reduced in the aggregate amount of $___________ on ____________, 201_.  The Group Funding Limit of each Ownership Group shall be decreased by the amount set forth below opposite its name:

B-1

	Amount of Reduction	Remaining Group Funding Limit
[Deutsche Bank Ownership Group]	$___________________	$___________________
[BNS Ownership Group]	$___________________	$___________________
[JPMorgan Ownership Group]	$___________________	$___________________
[RBS Ownership Group]	$___________________	$___________________
[Additional Ownership Group]	$___________________	$___________________

The undersigned hereby represents and warrants that, after giving effect to the reduction requested hereby, the Series 2010-3 Maximum Invested Amount shall not be lower than the Series 2010-3 Invested Amount.  The undersigned agrees that if prior to the time of the reduction requested hereby the foregoing will not be true and correct at such time as if then made, it will immediately so notify both you and the Purchasers.  Except to the extent, if any, that prior to the time of the reduction requested hereby you and the Purchasers shall receive written notice to the contrary from the undersigned, the matter certified to herein shall be deemed once again to be certified as true and correct at the date of such reduction as if then made.

The undersigned has caused this request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 201_.

RENTAL CAR FINANCE CORP.

By:  ___________________________________
Name:
Title:

B-2

EXHIBIT B-2

FORM OF SERIES 2010-3 INVESTED AMOUNT REDUCTION NOTICE

Deutsche Bank AG, New York Branch, as Administrative Agent
60 Wall Street, 3rd Floor
New York, New York  10005-2858
Attention:  Tina Gu

[Deutsche Bank AG, New York Branch, as Managing Agent
60 Wall Street, 3rd Floor
New York, New York  10005-2858
Attention:  Robert Sheldon]

[The Bank of Nova Scotia, as a Managing Agent
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Cheryl Williams and John Griffith]

[JPMorgan Chase Bank, N.A., as a Managing Agent
10 S. Dearborn St.
Mail Code IL1-1729
Chicago, IL 60670
Attention:  Corina Mills]

[The Royal Bank of Scotland plc, as a Managing Agent
550 West Jackson Street, 18th Floor
Chicago, IL 60661
Attention:  David Donofrio]

Ladies and Gentlemen:

This notice of the reduction of the Series 2010-3 Invested Amount is delivered to you pursuant to Section 2.04(d) of that certain Amended and Restated Note Purchase Agreement, dated as of September 29, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), among Rental Car Finance Corp., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Managing Agents party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent.  Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Note Purchase Agreement.

The undersigned hereby notifies you that the Series 2010-3 Invested Amount will be reduced in the aggregate amount of $___________ on ____________, 201_.  The portion of the Series 2010-3 Invested Amount allocable to each Ownership Group shall be decreased by the amount set forth below opposite its name:

B-1

	Amount of Reduction	Remaining allocable portion of Series 2010-3 Invested Amount
[Deutsche Bank Ownership Group]	$___________________	$___________________
[BNS Ownership Group]	$___________________	$___________________
[JPMorgan Ownership Group]	$___________________	$___________________
[RBS Ownership Group]	$___________________	$___________________
[Additional Ownership Group]	$___________________	$___________________

The undersigned has caused this request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 201_.

RENTAL CAR FINANCE CORP.

By:  ___________________________________
Name:
Title:

B-2

EXHIBIT C

ADDENDUM TO AGREEMENT

Each of the undersigned:

(i) confirms that it has received a copy of (a) the Amended and Restated Note Purchase Agreement, dated as of September 29, 2011, (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), among Rental Car Finance Corp., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Managing Agents party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent and (b) such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum.  Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Note Purchase Agreement;

(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Note Purchase Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(iii) agrees to all of the provisions of the Note Purchase Agreement;

(iv) agrees that the related Group Funding Limit is $[__] and the related Committed Purchaser’s Purchase Percentage is [___] percent ([__]%);

(v) designates [__] as the Managing Agent for itself, and such Managing Agent hereby accepts such appointment; and

(vi) becomes a party to the Note Purchase Agreement and a [Conduit Purchaser,] Committed Purchaser or Managing Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Note Purchase Agreement, including, in the case of the Managing Agent, serving as the Holder of the Series 2010-3 Note.

The notice address for each member of the Additional Ownership Group is as set forth on [ADDENDUM] Schedule I attached hereto.

This Addendum shall be effective when a counterpart hereof, signed by the undersigned, RCFC and the Administrative Agent has been delivered to the parties hereto.

This Addendum shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed and delivered by its duly authorized officer or agent as of this [_]th day of [_], 201_.

[___], as Managing Agent

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

[[___], as Conduit Purchaser

By: ____________________________
Name:
Title:]

[___], as Committed Purchaser

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

Acknowledged and Agreed to as of the date first above written:

RENTAL CAR FINANCE CORP.

By: _________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

By: _________________________
Name:
Title:

[ADDENDUM] SCHEDULE I

ADDRESSES FOR NOTICES

[In the case of the Conduit Purchaser:

[____]
c/o [____]
[____], [____]  [____]
Facsimile:  [____]
Attention:  [____]

With a copy to:

[____]
c/o [____]
[____], [____]  [____]
Facsimile:  [____]
Attention:  [____]]

In the case of the Committed Purchaser and the Managing Agent:

[____]
c/o [____]
[____], [____]  [____]
Facsimile:  [____]
Attention:  [____]

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [   ], is made among [] (the “Transferor[s]”), each purchaser listed as an Acquiring Purchaser on the signature pages hereof (each, an “Acquiring Purchaser”), the managing agent with respect to each such Acquiring Purchaser listed in the signature pages hereof (each, a “Managing Agent”), Deutsche Bank AG, New York Branch, as administrative agent (the “Administrative Agent”) and Rental Car Finance Corp., an Oklahoma corporation (“RCFC”).

W I T N E S S E T H:

WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with Section 12.04 of the Amended and Restated Note Purchase Agreement, dated as of September 29, 2011 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2010-3 Note Purchase Agreement”; capitalized terms used but not defined herein have the meanings given therein), among RCFC, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG” or, in its capacity as master servicer under the Master Lease referred to below, the “Master Servicer”), the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents, and the Administrative Agent;

WHEREAS, each Acquiring Purchaser (if it is not already an existing [Committed Purchaser] [and/or] [Conduit Purchaser]) wishes to become a [Committed Purchaser] [and/or] [Conduit Purchaser] party to the Series 2010-3 Note Purchase Agreement; and

WHEREAS, the Transferor is selling and assigning to each Acquiring Purchaser, its rights, obligations and, if applicable, commitments under the Series 2010-3 Note Purchase Agreement, the Series 2010-3 Notes and the other Related Documents;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Assignment and Assumption Agreement by each Acquiring Purchaser, each Managing Agent, the Transferor[s], the Administrative Agent and RCFC (the date of such execution and delivery, the “Transfer Date”), each Acquiring Purchaser shall be a [Committed Purchaser] [and/or] [Conduit Purchaser] [, as applicable] party to the Series 2010-3 Note Purchase Agreement for all purposes thereof.

[Each] [The] Transferor acknowledges receipt from each Acquiring Purchaser of an amount equal to the purchase price, as agreed between such Transferor and such Acquiring Purchaser, of the portion being purchased by such Acquiring Purchaser (such Acquiring Purchaser’s “Purchased Percentage”) of such Transferor’s rights and obligations under the Series 2010-3 Note Purchase Agreement, the Series 2010-3 Notes and the other Related Documents as set forth on Annex I hereto.  [Each] [The] Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Purchaser, without recourse, representation or warranty except as provided herein, and each Acquiring Purchaser hereby irrevocably purchases, takes and assumes from [each] [the] Transferor, such Acquiring Purchaser’s Purchased Percentage of such Transferor’s rights and obligations under the Series 2010-3 Note Purchase Agreement as set forth on Annex I hereto.

[Each] [The] Transferor has made arrangements with each Acquiring Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by such Transferor to such Acquiring Purchaser of any facility fee or other fees (collectively, the “Fees”) heretofore received by such Transferor pursuant to Section 2.05 of the Series 2010-3 Note Purchase Agreement prior to the Transfer Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Purchaser to such Transferor of Fees received by such Acquiring Purchaser pursuant to the Series 2010-3 Supplement from and after the Transfer Date.

From and after the Transfer Date, amounts that would otherwise be payable to or for the account of [each][the] Transferor pursuant to the Series 2010-3 Supplement or the Series 2010-3 Note Purchase Agreement shall, instead, be payable to or for the account of [each][the] Transferor and/or the Acquiring Purchasers, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Date or accrue subsequent to the Transfer Date.

Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

By executing and delivering this Assignment and Assumption Agreement, [each][the] Transferor and each Acquiring Purchaser confirm to and agree with each other and the Acquiring Purchasers as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, such Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2010-3 Supplement or the Series 2010-3 Note Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Series 2010-3 Indenture, the Series 2010-3 Notes, the other Series Documents or any instrument or document furnished pursuant thereto; (ii) such Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of RCFC or the performance or observance by RCFC of any of RCFC’s obligations under the Series 2010-3 Indenture, the other Series Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Purchaser confirms that it has received a copy of the Series 2010-3 Indenture, the Series 2010-3 Note Purchase Agreement and such other Series Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) each Acquiring Purchaser will, independently and without reliance upon the Administrative Agent, such Transferor or any other Ownership Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2010-3 Note Purchase Agreement;

(v) each Acquiring Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2010-3 Note Purchase Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article XI of the Series 2010-3 Note Purchase Agreement; (vi) each Acquiring Purchaser appoints and authorizes its related Managing Agent to take such action as agent on its behalf and to exercise such powers under the Series 2010-3 Note Purchase Agreement and the Series 2010-3 Notes as are delegated to such Managing Agent by the terms thereof, including serving as Holder of the Series 2010-3 Note corresponding to the interest in the Series 2010-3 Invested Amount so assigned, together with such powers as are reasonably incidental thereto, all in accordance with Article XI of the Series 2010-3 Note Purchase Agreement; (vii) each Acquiring Purchaser agrees for the benefit of [each][the] Transferor, RCFC and each other Acquiring Purchaser that it will perform in accordance with its terms all of the obligations which by the terms of the Series 2010-3 Note Purchase Agreement are required to be performed by it as a Purchaser thereunder and (viii) each of the Acquiring Purchaser and its Managing Agent hereby represents and warrants to RCFC and the Administrative Agent that the representations and warranties contained in Section 7.01 of the Series 2010-3 Note Purchase Agreement are true and correct with respect to the Acquiring Purchaser and the Managing Agent, respectively, on and as of the date hereof and the Acquiring Purchaser and its Managing Agent shall be deemed to have made such representations and warranties contained in Section 7.01 of the Series 2010-3 Note Purchase Agreement on and as of the date hereof and shall comply with the provisions thereof applicable to Purchasers.

Annex I hereto sets forth [the revised Purchaser Percentages of [each][the] Transferor and each Acquiring Purchaser as well as]1 administrative information with respect to each Acquiring Purchaser and its Managing Agent.

This Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

________________________

1 Insert if Acquiring Purchaser will be a Committed Purchaser.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

[           ], as Transferor2

By:______________________________
Title:

By:______________________________
Title:

[           ], as Acquiring Purchaser3

By:______________________________
Title:

[           ], as  Managing Agent

By:______________________________
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as  Administrative Agent

By:______________________________
Title:

______________________________

2 Add signature blocks for any additional Transferors

3 Add signature blocks for any additional Acquiring Purchasers

CONSENTED AND ACKNOWLEDGED:

RENTAL CAR FINANCE CORP.

By: _______________________________
Title:

ANNEX I
LIST OF ADDRESSES FOR NOTICES
[AND OF PURCHASER PERCENTAGES]

DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent

Address:                60 Wall Street
New York, NY 10005
Attention:
Telephone:
Facsimile:

Purchased Percentage: [     ]

[TRANSFEROR]

Address:                [           ]
Attention: [           ]
Telephone: [          ]
Facsimile: [             ]

[Prior Purchaser Percentage:                                                                             [           ]

Revised Purchaser Percentage:                                                                        [           ]

Prior Ownership Group Funding Limit:                                                           [           ]

Revised Ownership Group Funding Limit:                                                     [           ]]

[TRANSFEROR MANAGING AGENT]

Address:                      [           ]
Attention: [           ]
Telephone: [          ]
Facsimile: [             ]

[ACQUIRING PURCHASER]

Address:                      [           ]
Attention: [            ]

Telephone: [           ]
Facsimile: [              ]

[Prior Purchaser Percentage:                                                                           [           ]

Revised Purchaser Percentage:                                                                      [           ]

Prior Ownership Group Funding Limit:                                                         [           ]

Revised Ownership Group Funding Limit:                                                   [           ]]

[ACQUIRING PURCHASER MANAGING AGENT]

Address:                      [           ]
Attention: [             ]
Telephone: [            ]
Facsimile: [               ]

SCHEDULE I

ADDRESSES FOR NOTICE

In the case of RCFC:

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  H. Clifford Buster III
Facsimile:  918-669-2970

In the case of the Master Servicer:

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  H. Clifford Buster III
Facsimile:  918-669-2970

In the case of the Administrative Agent:

Deutsche Bank AG, New York Branch, as Administrative Agent
60 Wall Street, 3rd Floor
New York, New York  10005-2858
Attention:  Tina Gu
Facsimile: (212) 797-5300

Schedule I - 1

In the case of the Conduit Purchasers:

To Saratoga Funding Corp., LLC, as Conduit Purchaser, at:

Saratoga Funding Corp., LLC
c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, NY 10005
Attention:  Michael Newell
Facsimile: (212) 346-9004
Telephone: (212) 346-9012

with a copy to:

Deutsche Bank AG, New York Branch
60 Wall Street
MS:  NYC60-0399
New York, New York  10005
Attention:    Tina Gu
Telephone:  (212) 250-0357
Facsimile:  (212) 250-5300

____________

To Liberty Street Funding, LLC, as Conduit Purchaser, at:

Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 2310
New York, NY 10036
Attention:  Jill A. Russo
Telephone:  (212) 295-2742
Facsimile:  (212) 302-8767

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Darren Ward
Telephone:  (212) 225-5264
Facsimile:  (212) 225-5274

or, with respect to reports:

The Bank of Nova Scotia

One Liberty Plaza
New York, NY 10006
Attention:  William Sun
Telephone:  (212) 225-5331
Facsimile:  (212) 225-5290

with a copy to:

william_sun@scotiacapital.com and liberty_street@scotiacapital.com

____________

To Jupiter Securitization Company LLC, as Conduit Purchaser, at:

Jupiter Securitization Company LLC
10 S. Dearborn St.
Mail Code IL1-1729
Chicago, IL 60670
Attention:  Corina Mills
Telephone:  (312) 732-5660
Facsimile:  (312) 256-9249

with a copy to:

JPMorgan Chase Bank, N.A.
10 S. Dearborn St.
Mail Code IL1-1729
Chicago, IL 60670
Attention:  Corina Mills
Telephone:  (312) 732-5660
Facsimile:  (312) 256-9249

with a copy to:

JPMorgan Chase Bank, N.A.
383 Madison Ave., 31st Floor
NY1-M140
New York, NY 10179
Attention:  Laura Chittick
Telephone:  (212) 834-5101
Facsimile:  (212) 834-6657

____________

In the case of the Committed Purchasers and the Managing Agents:

To Deutsche Bank AG, New York Branch, as Committed Purchaser and as Managing Agent, at:

Deutsche Bank AG, New York Branch
c/o Deutsche Bank Trust Company Americas
5022 Gate Parkway, Suite 100
MS:  JCK01-0102
Jacksonville, FL 32256
Attention:  Lee Joyner
Facsimile:  (904) 494-6815
Telephone:  (904) 527-6438

with a copy to:

Deutsche Bank AG, New York Branch
60 Wall Street
MS:  NYC60-0397
New York, New York  10005
Attention:  Tina Gu
Facsimile:  (212) 797-5300
Telephone:  (212) 250-0357

____________

To The Bank of Nova Scotia, as Committed Purchaser and as Managing Agent, at:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Darren Ward
Telephone:  (212) 225-5264
Facsimile:  (212) 225-5274

or, with respect to reports:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  William Sun
Telephone:  (212) 225-5331
Facsimile:  (212) 225-5290

with a copy to:

william_sun@scotiacapital.com and liberty_street@scotiacapital.com

____________

To JPMorgan Chase Bank, N.A., as Committed Purchaser and as Managing Agent, at:

JPMorgan Chase Bank, N.A.
10 S. Dearborn St.
Mail Code IL1-1729
Chicago, IL 60670
Attention:  Corina Mills
Telephone:  (312) 732-5660
Facsimile:  (312) 256-9249

with a copy to:

JPMorgan Chase Bank, N.A.
383 Madison Ave., 31st Floor
NY1-M140
New York, NY 10179
Attention:  Laura Chittick
Telephone:  (212) 834-5101
Facsimile:  (212) 834-6657

____________

To The Royal Bank of Scotland plc, as Committed Purchaser and as Managing Agent, at:

The Royal Bank of Scotland plc
550 West Jackson Street, 18th Floor
Chicago, IL 60661
Attention:  David Donofrio
Telephone:  (312) 664-6584
Facsimile:  (312) 873-5744

SCHEDULE II

GROUP FUNDING LIMITS

Ownership Group	Group Funding Limit
Deutsche Bank Ownership Group	One hundred and seventy-five million U.S. dollars (U.S.$175,000,000)
BNS Ownership Group	One hundred and twenty-five million U.S. dollars (U.S.$125,000,000)
JPMorgan Ownership Group	One hundred and fifty million U.S. dollars (U.S.$150,000,000)
RBS Ownership Group	One hundred and fifty million U.S. dollars (U.S.$150,000,000)

Schedule II - 1

SCHEDULE III

PURCHASER PERCENTAGES

Managing Agent	Conduit Purchaser	Committed Purchaser	Purchaser Percentage
Deutsche Bank AG, New York Branch	Saratoga Funding Corp., LLC	Deutsche Bank AG, New York Branch	29.1667%
The Bank of Nova Scotia	Liberty Street Funding LLC	The Bank of Nova Scotia	20.8333%
JPMorgan Chase Bank, N.A.	Jupiter Securitization Company LLC	JPMorgan Chase Bank, N.A.	25.0000%
The Royal Bank of Scotland plc		The Royal Bank of Scotland plc	25.0000%

Schedule III - 1

SCHEDULE IV

LITIGATION CLAIMS

None, other than those set forth in (i) Dollar Thrifty Automotive Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or (ii) any other filings made by Dollar Thrifty Automotive Group, Inc. with the Securities and Exchange Commission on or prior to the date hereof in respect of the period since December 31, 2010.

Schedule IV - 1

SCHEDULE V

Effect of Amendment and Restatement of Series 2010-3 Notes

Series 2010-3 Noteholder	Group Funding Limit on September 28, 2011	Purchaser Percentage on September 28, 2011	Series 2010- 3 Invested Amount on September 28, 2011	Group Funding Limit on September 29, 2011	Purchaser Percentage on September 29, 2011	Series 2010- 3 Invested Amount on September 29, 2011	Increase	Payments in respect of principal of Initial Series 2010- 3 Notes
Deutsche Bank Ownership Group	$100,000,000	22.22%	$70,000,000	$175,000,000	29.1667%	$91,875,000	$21,875,000
BNS Ownership Group	$100,000,000	22.22%	$70,000,000	$125,000,000	20.8333%	$65,625,000		$4,375,000
RBS Ownership Group	$150,000,000	33.33%	$105,000,000	$150,000,000	25.0000%	$78,750,000		$26,250,000
JPMorgan Ownership Group	$100,000,000	22.22%	$70,000,000	$150,000,000	25.0000%	$78,750,000	$8,750,000
	$450,000,000	100%	$315,000,000	$600,000,000	100%	$315,000,000	$30,625,000	$30,625,000